                                                                   EXHIBIT 10.15

             PURCHASE OF ASSETS AND LIABILITY ASSUMPTION AGREEMENT

                                by and between


                         HOME SAVINGS OF AMERICA, FSB

                                      and

                          FIDELITY FEDERAL BANK, FSB

                                     as of

                                 July 19, 1994

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
 ARTICLE 1

                  TERMS OF PURCHASE AND ASSUMPTION.........................    1
1.1       Purchase and Sale of Assets......................................    1
1.2       Assumption of Liabilities........................................    1
1.3       Liabilities Not Assumed..........................................    2
1.4       Purchase Price...................................................    2
1.5       Consideration for Assumption of Liabilities......................    3

ARTICLE 2

              REPRESENTATIONS AND WARRANTIES OF SELLER.....................    4
2.1       Organization and Related Matters.................................    4
2.2       Authorization....................................................    4
2.3       No Breaches of Statute or Contract; Required
          Consents.........................................................    4
2.4       Consents.........................................................    4
2.5       Litigation and Related Matters...................................    5
2.6       Deposits.........................................................    5
2.7       Personal Property................................................    6
2.8       Account Loans and Transaction Account Loans......................    6
2.9       Contracts........................................................    7
2.10      Branch Leases....................................................    7
2.11      Real Property....................................................    8
2.12      Title to Assets..................................................    8
2.13      Compliance with Laws and Regulations.............................    8
2.14      Information for Regulatory Approvals.............................    8
2.15      Governmental Notices.............................................    9
2.16      Condition of the Branches........................................    9
2.17      Signage..........................................................    9
2.18      Taxes............................................................    9
2.19      Hazardous Substances.............................................   10
2.20      Condemnation.....................................................   10
2.21      FIRPTA...........................................................   10
2.22      Plans and Specifications.........................................   10
2.23      No Broker's or Finder's Fees.....................................   11
2.24      Community Reinvestment Act.......................................   11
2.25      Safe Deposit Business............................................   11
2.26      Agreements Relating to Employees.................................   11

ARTICLE 3

            REPRESENTATIONS AND WARRANTIES OF HOME SAVINGS.................   12
3.1       Organization and Related Matters; Compliance with
          Laws and Regulations.............................................   12
3.2       Authorization....................................................   12
3.3       No Breaches of Statute or Contract; Required
          Consents.........................................................   12
3.4       Consents.........................................................   13
3.5       Litigation and Related Matters...................................   13
3.6       Information for Regulatory Approvals.............................   13

3.7       No Broker's  or Finder's Fees....................................   13
3.8       Governmental Notices.............................................   13
3.9       Community Reinvestment Act.......................................   13

ARTICLE 4

                        DUE DILIGENCE......................................   14
4.1       General..........................................................   14
4.2       Deposits.........................................................   14
4.3       Personal Property................................................   15
4.4       Account Loans and Transaction Account Loans......................   16
4.5       Contracts........................................................   16
4.6       Branch Leases....................................................   16
4.7       Option Branches..................................................   18

ARTICLE 5

                      COVENANTS OF SELLER..................................   19
5.1       Access for Investigations and Conversion.........................   19
5.2       Preservation of Business.........................................   20
5.3       Operations in Ordinary Course....................................   21
5.4       Operations at the Branches.......................................   21
5.5       Contracts........................................................   21
5.6       Real Property and Branch Leases..................................   21
5.7       Notice Regarding Ability to Perform..............................   23
5.8       Conditions to Closing; Consents..................................   23
5.9       Furnishing Information; Further Assurances.......................   23
5.10      Covenant Not to Compete..........................................   23
5.11      Records..........................................................   25
5.12      Signs............................................................   26
5.13      Closing of Branches..............................................   26

ARTICLE 6

                      RECIPROCAL COVENANTS.................................   26
6.1       Regulatory Approvals.............................................   26
6.2       Conveyances......................................................   27
6.3       Further Assurances...............................................   27
6.4       Matters Concerning Employees.....................................   27
6.5       Confidentiality..................................................   28
6.6       Publicity........................................................   28
6.7       Tax Reporting....................................................   28
6.8       Interest Reporting...............................................   28
6.9       Withholding......................................................   29
6.10      Retirement Accounts..............................................   30

ARTICLE 7

              CONDITIONS TO OBLIGATIONS OF HOME SAVINGS....................   30
7.1       Corporate Approval...............................................   30
7.2       Absence of Litigation............................................   30
7.3       Access to Information............................................   30
7.4       Consents of Third Parties........................................   30
7.5       Conditions Performed.............................................   30
7.6       Representations..................................................   31

                                     (ii)

7.7       Documentation....................................................   31
7.8       No Material Adverse Change.......................................   31

ARTICLE 8

                 CONDITIONS TO OBLIGATIONS OF SELLER.......................   31
8.1       Corporate Approval...............................................   31
8.2       Absence of Litigation............................................   31
8.3       Conditions Performed.............................................   31
8.4       Representations..................................................   32
8.5       Documentation....................................................   32

ARTICLE 9

              CONDITIONS TO OBLIGATIONS OF BOTH PARTIES....................   32
9.1       Governmental Actions.............................................   32
9.2       Governmental Approvals...........................................   32

ARTICLE 10

                             THE CLOSING...................................   33
10.1      Time and Place of Closing; Close of Business.....................   33
10.2      Payment Due at Closing...........................................   33
10.3      Closing Documents to be Delivered or Actions to
          be Taken by Seller...............................................   34
10.4      Closing Documents to be Delivered or Actions to
          be Taken by Home Savings.........................................   36
10.5      Post Closing Adjustments.........................................   37

ARTICLE 11

                    TRANSFER OF DEPOSIT ACCOUNTS...........................   38
11.1      Notices..........................................................   38
11.2      Certain Obligations for Retained Accounts........................   38
11.3      Post Closing Reconciliation......................................   39
11.4      Data Processing..................................................   41
11.5      Safe Deposit Boxes...............................................   41
11.6      Taxpayer Information.............................................   41
11.7      Card Processing..................................................   42

ARTICLE 12

                             TERMINATION...................................   43
12.1      Events of Termination............................................   43
12.2      Manner of Termination............................................   44

ARTICLE 13

                           INDEMNIFICATION.................................   44
13.1      Indemnification by Both Parties..................................   44
13.2      Indemnification by Seller........................................   44
13.3      Indemnification by Home Savings..................................   45

                                     (iii)

ARTICLE 14

                            MISCELLANEOUS..................................   46
14.1      Survival.........................................................   46
14.2      Notices..........................................................   46
14.3      Taxes, Expenses..................................................   47
14.4      Entire Agreement, Modifications, Waivers,
          Headings.........................................................   48
14.5      Successors and Assigns...........................................   48
14.6      Counterparts.....................................................   48
14.7      Governing Law....................................................   48
14.8      Time is of the Essence...........................................   48
14.9      Attorney's Fees..................................................   48
14.10     Severability.....................................................   49
14.11     SAIF and BIF Fees................................................   49

                                     (iv)

                                    EXHIBIT

EXHIBIT A     BRANCHES OF SELLER
EXHIBIT B     PRELIMINARY SETTLEMENT STATEMENT
EXHIBIT C     LESSOR'S ESTOPPEL CERTIFICATE
EXHIBIT C-1   LESSEE'S ESTOPPEL CERTIFICATE
EXHIBIT D     CONSENT TO ASSIGNMENT
EXHIBIT E     LESSEE'S ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT E-1   LESSOR'S ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT F     TITLE INSURANCE COVERAGE
EXHIBIT G     BILL OF SALE AND ASSIGNMENT
EXHIBIT H     GENERAL ASSIGNMENT
EXHIBIT I     CERTIFICATE OF NON-FOREIGN STATUS
EXHIBIT J     OPINION OF COUNSEL TO SELLER
EXHIBIT K     ASSUMPTION AGREEMENT
EXHIBIT L     RETIREMENT ACCOUNT TRANSFER AGREEMENT
EXHIBIT M     OPINION OF COUNSEL TO HOME SAVINGS
EXHIBIT M-1   OPINION OF IN-HOUSE COUNSEL TO HOME SAVINGS
EXHIBIT N     SELLER'S CHIEF FINANCIAL OFFICER'S CERTIFICATE
EXHIBIT O     FINAL SETTLEMENT STATEMENT

                                   SCHEDULES

SCHEDULE 1.4  CASH ON HAND (TO BE DELIVERED AT CLOSING)
SCHEDULE 2.6  DEPOSITS
SCHEDULE 2.7  PERSONAL PROPERTY
SCHEDULE 2.8  ACCOUNT LOANS AND TRANSACTION ACCOUNT LOANS
SCHEDULE 2.9  CONTRACTS
SCHEDULE 2.10 BRANCH LEASES
SCHEDULE 2.11 LIENS, CLAIMS AND ENCUMBRANCES
SCHEDULE 2.12 LIENS ON ASSETS
SCHEDULE 2.19 ENVIRONMENTAL MATTERS

                                      (v)

SCHEDULE 2.25   SAFE DEPOSIT BUSINESS
SCHEDULE 6.4    EMPLOYEES




                                     (vi)

             PURCHASE OF ASSETS AND LIABILITY ASSUMPTION AGREEMENT

     This Purchase of Assets and Liability Assumption Agreement ("Agreement") is made and entered into as of July 19, 1994 by and between Fidelity Federal Bank, FSB, a federal savings bank ("Seller"), and Home Savings of America, FSB, a federal savings bank ("Home Savings"), with reference to the following facts:

     WHEREAS, Seller desires to sell to Home Savings certain deposit liabilities and other liabilities and assets associated with the nine (9) branch offices of Seller more specifically described and defined on Exhibit A hereto (each
                                                  ---------
individually a "Branch" and collectively the "Branches"); and

     WHEREAS, Home Savings desires to assume said deposit liabilities and other liabilities and purchase such assets;

     NOT, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Home Savings hereby agree as follows:

                                   ARTICLE 1

                       TERMS OF PURCHASE AND ASSUMPTION
                       --------------------------------

     1.1. Purchase and Sale of Assets. Pursuant to the terms of this Agreement,
          ---------------------------
Seller shall sell, transfer, convey and assign to Home Savings, and Home Savings shall purchase and acquire from Seller, as of the close of business on the
- - --------------------------                 ------------------------
Closing Date (as defined in Section 10.1), all right, title and interest in and to (i) the Personal Property (as defined in Section 4.3), (ii) the Account Loans (as defined in Section 4.4), (iii) the Transaction Account Loans (as defined in
Section 4.4), (iv) the Assumed Contracts (as defined in Section 4.5), (v) subject to the provisions of Sections 4.6, the Branch Leases (as defined in Section 2.10), (vi) the Records (as defined in Section 5.11), (vii) the Cash on Hand (as defined in Section 1.4(a)(i)), and (viii) the safe deposit boxes located at the Branches and the safe deposit business associated therewith (collectively, the "Safe Deposit Business"), all of which are collectively referred to hereinafter as the "Assets," and Seller herein agrees to be bound, effective upon the Closing Date, by the terms of the Covenant Not to Compete (as defined in Section 5.10(c)).

     1.2  Assumption of Liabilities. Pursuant to the terms of this Agreement,
          --------------------------
Home Savings shall assume at the close of business on the Closing Date the
             -------------------------------------        ------------
liabilities and obligations of Seller with respect to the Deposits (as defined
                                                          --------
in Section 4.2), the Account Loans, the Transaction Account Loans, the Assumed Contracts, the Branch Leases, and the Safe Deposit Business, all
of which shall collectively be referred to hereinafter as the "Liabilities"; provided, however, that with respect to the Deposits, Home Savings shall assume no liabilities or obligations of Seller, except for the obligation to pay to the respective depositors the principal amount of each Deposit plus accrued interest thereon, to the extent such sums are included and reflected in final Schedule
                                                                     --------
2.6 and to undertake the obligations related to such Deposits specifically
- - ---
described herein.

     1.3  Liabilities Not Assumed. Except as specifically set forth in Section
          -----------------------
1.2, Home Savings shall not assume nor be liable for any debt, obligation or liability of Seller of any kind or nature whatsoever, including, but not limited to: any tax; any debt; any liability for employment policies, benefits or practices; any liability with respect to any deposits not fully and accurately reflected on Schedule 2.6; any liability or obligation with respect to the
             ------------
Deposits, except the obligation to pay the principal amount of each Deposit plus accrued interest thereon, to the extent such sums are included and reflected in final Schedule 2.6; any liability or obligation in any way arising out of any of
      ------------
the Assets or Liabilities prior to the close of business on the Closing Date; any liability or obligation in any way arising out of any threatened or pending litigation; or any liability with respect to any personal injury or property damage claims.

     1.4  Purchase Price.
          ---------------

          (a)  Definitions:

               (i)  "Cash on Hand" means all cash on hand at the Branches as of the close of business on the Closing Date, including vault cash, ATM cash, petty cash, tellers' cash and prepaid postage readily useable by Home Savings. At the Closing, Seller shall deliver to Home Savings a schedule ("Schedule
                                                                   --------
1.4") indicating the amount and location of the Cash on Hand as of the close of
- - ----
business on the day preceding the Closing Date.

               (ii) "Core Deposits" means the aggregate amount of the Deposits associated with the Branches as of the close of business on the closing Date, including accrued and unpaid interest thereon through the close of business on the Closing Date, but excluding: (A) wholesaled deposits, brokered deposit accounts placed through a brokerage firm, money desk, deposit broker or any similar means, including, among others, a deposit broker as defined in
Section 29(f)(1) of the Federal Deposit Insurance Act, as amended (the
"FDIA"), and any related implementing regulations; (B) deposit accounts owned by any direct or indirect parent or subsidiary of Seller or owned by any employee, officer or director of Seller (or of any direct or indirect parent or subsidiary of Seller) not hired by Home Savings effective upon the closing; (C) the portions of deposit accounts that secure Account Loans; and (D) deposit accounts with balances, including accrued and unpaid interest thereon, equal to or greater than $100,000.

               (iii) "Deposit Premium" means an amount equal to 2.25% of the aggregate amount of the Core Deposits. The Deposit Premium includes an amount in consideration of the Covenant Not to Compete described in Section 5.10. The remainder of the Deposit Premium is paid to Seller as the reasonable value of the Core Deposits and in partial consideration of the fair market value of the Personal Property and the leasehold interests subject to the Branch Leases.

               (iv) "Net Book Value" means the net book value as determined in accordance with generally accepted accounting principles applied on a consistent basis and as reflected in the books and records relied upon by Seller in the preparation of its audited financial statements.

          (b) The purchase price of the Assets and the Deposits (the "Purchase Price"), which shall be offset at the Closing (as defined in Section 10.1) against the amount owed to Home Savings by Seller pursuant to the terms of
Section 1.5 as consideration for the assumption by Home Savings of the Liabilities, will be an amount equal to the sum of the following:

               (i) The Net Book Value of each item of Personal Property determined as of the close of business on the Closing Date;

               (ii) The aggregate principal amount of the Account Loans and the Transaction Account Loans, plus accrued and unpaid interest thereon, as of the close of business on the Closing Date;

               (iii)  The aggregate amount of the Cash on Hand; and

               (iv)   The Deposit Premium.

     1.5  Consideration for Assumption of Liabilities. As consideration for the
          -------------------------------------------
assumption of the Liabilities, Seller shall pay to Home Savings at the Closing one hundred percent (100%) of the aggregate amount of the Deposits as of the close of business on the Closing Date, including accrued and unpaid interest thereon as of the close of business on the Closing Date, as provided in
Section 10.2.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

    Seller represents, warrants and agrees as follows:

    2.1   Organization and Related Matters. Seller is a federally chartered
          --------------------------------
stock savings bank duly organized, validly existing, and in good standing under the laws of the United States, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement. Seller is duly authorized to conduct a savings and loan business, is a member in good standing of the Federal Home Loan Bank of San Francisco, and is duly authorized to operate each of the Branches.

     2.2  Authorization. The execution, delivery and performance of this
          -------------
Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized and approved by all requisite corporate action. In that connection, this Agreement and the terms and provisions hereof have been specifically approved by the Board of Directors of Seller and such approval is reflected in the minutes of the meetings of such Board of Directors. Seller shall continuously maintain all components of this written agreement as official records of Seller or any successor thereto. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

     2.3  No Breaches of Statute or Contract; Required Consents. The execution
          -----------------------------------------------------
and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with any of the provisions of the charter, bylaws or other governing instruments of Seller; (b) violate any applicable laws, orders or regulations; (c) conflict with or result in a breach of any judgment, order, decree or ruling to which Seller is a party, or by which it or any of its property is bound, or any injunction of any court or governmental authority to which it or any of its property is subject, or any material agreement to which it is a party or by which any of its property is affected; or (d) require the affirmative consent or approval of any governmental or nongovernmental third party (other than as expressly contemplated in this Agreement).

    2.4   Consents. Other than the approval of the Office of Thrift Supervision
          --------
(the "OTS"), and the Federal Reserve Bank of San Francisco (the "Fed"), as well as any applicable approval of the Federal Deposit Insurance Corporation (the "FDIC"), and subject to the expiration of any applicable waiting period, no consent, approval or authorization of any federal or state governmental authority or agency is required for the execution, delivery and performance by Seller of this Agreement and the consummation by it of the transactions contemplated hereby.

     2.5  Litigation and Related Matters. There are no actions, suits, claims,
          ------------------------------
proceedings or investigations pending, or, to its best knowledge, threatened against Seller that might impair the consummation of the transactions contemplated hereby or that affect any of the Assets or Liabilities being transferred to Home Savings pursuant to the terms hereof. Seller is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding, claim or investigation.

     2.6  Deposits. Provided herewith as Schedule 2.6 is a true and accurate
          --------                       ------------
schedule of all deposit accounts domiciled at each of the Branches, prepared as of a date within five (5) business days prior to the date of this Agreement, listing by Branch and by category the amount of all deposits and the interest rates and maturity dates associated with such deposits, indicating the deposits that constitute Core Deposits; provided, however, that with respect to
                -------------
retirement deposits, only the cash portion of the IRA and qualified plan accounts (Keogh, profit-sharing or money purchase accounts) shall be included in such Schedule 2.6 and constitute part of the deposits to be assumed, and
     ------------
provided further (i) accounts linked to a securities account; (ii) defined benefit retirement accounts for which Seller acts as trustee; (iii) loan collection trust accounts; (iv) accounts which are subject to escheat as of the Closing Date; (v) deposit accounts owned by municipalities or other public or governmental entities; and (vi) any IRA and qualified plan account which is part of a plan which also has accounts at branches of Seller other than the Branches, shall not be included in such Schedule 2.6 and shall not be a part of the
                              ------------
deposits to be transferred pursuant to this Agreement. All of the rates of interest for the deposits as shown on Schedule 2.6 are correct and accurate and
                                      ------------
reflect the actual rate of interest or other consideration required to be paid on each such deposit account. Included as a part of Schedule 2.6 for each
                                                    ------------
category of deposit account domiciled at each of the Branches is a true copy of the form of all contracts, agreements, and other documents governing or specifying the terms of the deposit relationship between Seller and the holders of such deposit accounts ("Depositor Agreements"). Seller is not obligated under any contract, agreement, or other document governing or specifying the terms of the deposit relationship between Seller and any holder of a deposit account domiciled at any of the Branches, except for such contracts, agreements, and other documents that do not vary in any material respect from the forms of Depositor Agreements disclosed in Schedule 2.6. Seller has current
                                  ------------
certifications of nonresident alien status, as required by Sections 35a.9999-1 through 35a.9999-5 of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the "IRC"), for the deposits domiciled at the Branches that are classified as nonresident alien accounts, and will deliver all such certifications to Home Savings at the Closing.

     2.7  Personal Property. Provided herewith as Schedule 2.7 is a true and
          -----------------                       ------------
accurate schedule of all furniture, fixtures, equipment, alarm systems, supplies, leasehold improvements and other tangible personal property owned or leased by Seller and located at the Transfer Branches (as defined below) and the Option Branch (as defined below) and including safe deposit boxes located at all of the Branches (but excluding signs, posters, stationery, forms and other items that specifically identify Seller by name or logo and all other items of value only to Seller), which schedule specifies the original cost and Net Book Value of each such item, computed as of the month end immediately prior to the date of execution of this Agreement, and describes any security interests therein or other lien thereon. "Transfer Branch" means, subject to the provisions of
Section 4.6, the Fairfax Branch and the Rancho Park Branch, and the Option Branch, if the Option Branch is designated as a Transfer Branch pursuant to
Section 4.7. "Option Branch" means, subject to the provisions of Section 4.7, the Agoura Hills Branch. All Personal Property which is not excluded by Home Savings pursuant to Section 4.3 shall be transferred in "as is" condition as of the Closing without warranty as to the condition or fitness for use thereof.

     2.8  Account Loans and Transaction Account Loans. Provided herewith as
          -------------------------------------------
Schedule 2.8 is a true and accurate schedule of (a) all savings account loans
- - ------------
including accrued and unpaid interest thereon ("account loans"), that are secured solely and fully by the deposits set forth on Schedule 2.6 (excluding
                                                      ------------
any savings account loans that are also secured by deposit accounts domiciled at any branch office of Seller that is not one of the Branches), and (b) all NOW, checking and other transaction account lines of credit, including accrued and unpaid interest thereon ("transaction account loans") associated with any of the deposits set forth on Schedule 2.6 (excluding those transaction account
                          ------------
loans that are expired or that are not linked to an open transaction account or that exceed the assigned credit limit), computed as of a date within five (5) business days prior to the date of this Agreement. The unpaid principal balances, rates of interest and principal terms of the account loans and transaction account loans are set forth on Schedule 2.8. Included as a part of
                                           ------------
Schedule 2.8 for each category of account loan and transaction account loan is a
- - ------------
true copy of the form of all contracts, agreements, and other documents governing or specifying the terms of the borrowing relationship between Seller and the borrowers under such loans ("Loan Agreements"). Seller has not entered into any contract, agreement, or other document governing or specifying the terms of the borrowing relationship between Seller and any borrower under an account loan or transaction account loan, except for such contracts, agreements, and other documents that do not vary in any material respect from the forms of Loan Agreements disclosed in Schedule 2.8. Each account loan and transaction
                             ------------
account loan is the valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

Seller owns each account loan and transaction account loan free and clear of all liens, claims and encumbrances. The account loans and transaction account loans and the origination and administration of such loans comply with all applicable federal and state laws and regulations, including, but not limited to, Regulation E, Regulation B, usury laws and Truth in Lending Laws.

     2.9  Contracts. Provided herewith as Schedule 2.9 is a true and accurate
          ---------                       ------------
schedule of all contracts of any kind relating to the Safe Deposit Business and the operation and the business of the Transfer Branches and the Option Branch, and including, among other things, safe deposit box contracts, maintenance contracts, governmental licenses and permits, service contracts, note collection agreements, messenger contracts and personal property leases, which schedule indicates whether the consent of a third party is required in order for such contract to be assigned to Home Savings. Seller has performed in all material respects all of its obligations under each of the contracts set forth on
Schedule 2.9  to the extent such obligations to perform have accrued.
- - ------------

     2.10 Branch Leases. Provided herewith as Schedule 2.10 is a true and
          -------------                       -------------
accurate schedule of each and every lease or sublease, as amended to date, along with a true and accurate copy thereof, utilized by Seller in connection with the operation of the Transfer Branches and the Option Branch, including all leases under which Seller is the lessee or sublessee or the lessor or sublessor (collectively, the "Branch Leases"), and a list indicating whether the consent of a third party is required in order for any such lease or sublease to be assigned to Home Savings. Each branch lease and sublease set forth on
Schedule 2.10 is valid and in full force and effect. Seller is not (and to the
- - -------------
best knowledge of Seller no other party is) in breach or violation of, or default under, and there is no valid basis for a claim of breach or violation of, or default under, and no event has occurred that constitutes or, with the lapse of time or the giving of notice or both, would constitute a breach, violation or default by Seller under any such lease or sublease. Seller has the right to quiet enjoyment under each of the leases under which it is a lessee or sublessee. Each such leasehold estate either (a) is, or will be prior to the Closing Date, and will remain either superior to or free of all deeds of trust, mortgages or other debt encumbrances that could extinguish or otherwise materially and adversely affect Seller's leasehold estate in the event of foreclosure of such deed of trust, mortgage or other debt encumbrance, or (b) is, or will be prior to the Closing Date, and will remain subject to a valid, recorded nondisturbance and attornment agreement with the holder of such deed of trust, mortgage or other debt encumbrance that will inure to the benefit of Home Savings, true and complete copies of which agreements are, or will be upon recordation, provided herewith as part of Schedule 2.10. A memorandum of each
                                          -------------
Branch Lease to which Seller
is a lessee or sublessee will be recorded in the appropriate governmental office no later than thirty (30) days prior to the Closing Date.

     2.11  Real Property.  Except as described on Schedule 2.11, no person or
           -------------                          -------------
entity, other than Seller, has any right, title or interest in the real property fee interests associated with the Woodland Hills Branch. Except as described on Schedule 2.11 or included as part of Schedule 2.10, there are no
             -------------                        -------------
leases, subleases, occupancies, tenancies, options to purchase or rights of first refusal pertaining to the real property fee interests associated with the Woodland Hills Branch.

     2.12  Title to Assets.  Seller is the lawful owner of, and has good and
           ---------------
marketable title to, the Assets free and clear of all liens, claims, encumbrances and rights of others, except as disclosed on Schedule 2.12.
                                                          -------------
Delivery to Home Savings of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in Home Savings, free and clear of all liens, claims, encumbrances, and rights of others, except as disclosed on Schedule 2.12.
                                  -------------

     2.13  Compliance with Laws and Regulations.  Seller has conducted and is
           ------------------------------------
conducting its business at each of the Branches in accordance with all federal and state laws and regulations, including, without limitation, all regulations, orders and opinions of the OTS, the Fed and the FDIC, except where the failure to so comply would not have a material adverse effect on the value of any of the Assets or Liabilities. The Branches, their operation and existence, the deposits domiciled at the Branches, the account loans, the transaction account loans and the administration thereof are in compliance with all applicable laws, orders, and regulations (including all applicable Internal Revenue Service (the "IRS") information reporting, backup withholding and customer certification regulations). The deposits domiciled at the Branches are insured by the FDIC up to the current applicable maximum limits, and no action is pending or, to Seller's best knowledge, threatened by the FDIC with respect to the termination of such insurance.

     2.14  Information for Regulatory Approvals.  The information furnished or
           ------------------------------------
to be furnished by Seller in any regulatory application filed by either Home Savings or Seller pursuant to Section 6.1 will be true and complete as of the date so furnished. Seller shall indemnify Home Savings for any Losses (as defined in Section 13.1) incurred by Home Savings as a result of any misrepresentations or omissions of material facts by Seller with respect to any such written information furnished by Seller. There are no facts known to Seller not disclosed in writing to Home Savings that could have an adverse effect on the ability of Seller to obtain all requisite regulatory consents or to perform its obligations under this Agreement.

     2.15 Governmental Notices. Seller has received no notice from any federal,
          --------------------
state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and has no knowledge of any facts that it believes would reasonably afford a basis for any such opposition or failure to grant or issue consent or approval.

     2.16 Condition of the Branches. To the best knowledge of Seller, the real
          -------------------------
property improvements at the Transfer Branches and at the Option Branch (including the roof and other structural components and the electrical, plumbing, HVAC and other equipment and systems incorporated into such improvements) and the current use and operation thereof are in compliance with and authorized by applicable zoning and other land use regulations, including, without limitation, building, fire, health and safety codes and all private covenants, restrictions and easements. The real property improvements at the Transfer Branches and at the Option Branch (including the roof and other structural components and the electrical, plumbing, HVAC and other equipment and systems incorporated into such improvements) are structurally sound with no known material defects and are in all respects in good operating condition and repair and are adequate for the uses to which they are being put; and none of such improvements is (or is likely to be in the immediate future) in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the best knowledge of Seller, there are no facts or circumstances existing or threatened that could have a material adverse effect on the present or future use of the Transfer Branches or the Option Branch or any related improvements as savings and loan branch offices. Seller has neither received notice nor has knowledge that any governmental authority or any employee or agent thereof considers the real property or improvements at the Transfer Branches or the Option Branch to violate or to have violated any fire, zoning, health, building, hazardous waste or environmental code, ordinance, statute, regulation or order of any government or any agency, body or subdivision thereof, and, to the best knowledge of Seller, no such violations exist. Except for this Agreement and as reflected in the Schedules hereto, Seller is not a party to any agreement relating to any Transfer Branch or to the Option Branch.

     2.17 Signage. The exterior signs used by Seller at the Transfer Branches
          -------
and at the Option Branch comply with all applicable local ordinances and are permissible under the terms of all leases and/or subleases, if any, governing Seller's use of such Branches.

     2.18 Taxes. All payroll, withholding, property, excise, sales, use,
          -----
transfer, and any other taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority relating to any of the Branches that are due and payable by Seller prior to the Closing have been paid in full, or will be paid in accordance with applicable law prior to the Closing.

     2.19 Hazardous Substances. Except as disclosed on Schedule 2.19 hereto, to
          --------------------                         -------------
the best knowledge of Seller, the real property and improvements comprising the Transfer Branches and the Option Branch, including all subsurface soils and ground water, are free of contamination from any substance or material ("Hazardous Substances") presently known to be toxic or hazardous, including, without limitation, any radioactive substance, methane, volatile hydrocarbons, industrial solvents, any hazardous substances as defined by applicable federal, state, county, city or other law or by the courts of the jurisdiction in which each such Branch is located, or any other material or substance that, based on present knowledge, could presently or at any time in the future cause a detriment to or impair the beneficial use or occupancy of the Branch by Home Savings or cause a health, safety or other environmental hazard to any occupant or user thereof, including, among others, any contractors, subcontractors or workmen performing remodeling, renovation, redevelopment or other alteration work on or to the Branch. To the best knowledge of Seller, no construction material used in any Transfer Branch or Option Branch contains asbestos or any other substance or material presently known to be toxic or hazardous. To the best knowledge of Seller, no Transfer Branch or in the Option Branch contains any underground storage or treatment tanks, active or abandoned water, gas or oil wells or any other underground improvements or structures of any kind, other than the foundations, footings or other supports for the building and improvements located thereon.

     2.20 Condemnation. Seller has no notice of any pending or threatened
          ------------
proceeding in eminent domain or otherwise, that would affect any of the Transfer Branches or the Option Branches, or any portion thereof, nor does Seller know of any facts that might give rise to such action or proceeding. Seller has no knowledge of any existing, proposed or contemplated plan to widen, modify, realign or change the direction of traffic of any street or highway contiguous to any of the Transfer Branches or the Option Branches. To the best knowledge of Seller, there are no intended public improvements that will result in any charge being levied or assessed against, or in the creation of any lien upon, any of the Transfer Branches or the Option Branches.

     2.21 FIRPTA. Seller is not a "foreign person" within the meaning of
          ------
Internal Revenue Code Section 1445.

     2.22 Plans and Specifications. Seller has previously delivered to Home
          ------------------------
Savings the final plans and specifications for the improvements it has constructed or otherwise allowed at the Transfer Branches and at the Option Branch, and all change orders, supplements or revisions thereto, together with true and correct copies of all "as built" drawings for such improvements. To the best knowledge of Seller, such improvements have been constructed in substantial compliance with the final plans and specifications delivered to Home Savings and in conformity with all applicable state, county and municipal laws, ordinances and regulations.

     2.23 No Broker's or Finder's Fees. No agent, broker, investment banker,
          ----------------------------
person, firm or other entity acting on behalf of or under authority of Seller or any of its affiliates, is or will be entitled to any broker's or finder's fee or any commission, financial advisory fee or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement. Seller shall be solely liable for the payment of any such fee, and shall indemnify Home Savings with respect to such fees pursuant to Article 13 of this Agreement.

     2.24 Community Reinvestment Act. Seller is in compliance with the Community
          --------------------------
Reinvestment Act and its implementing regulations, and there are no threatened or pending actions, proceedings or allegations by any person or regulatory agency which may cause the OTS, the Fed, the FDIC or any other applicable regulatory agency or authority to deny any application required to be filed pursuant to Section 6.1. In addition, Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

     2.25 Safe Deposit Business. Provided herewith as Schedule 2.25 is a true
          ---------------------                       -------------
and accurate schedule of all customers of the Safe Deposit Business as of the month-end immediately preceding the date hereof. All customers of the Safe Deposit Business have paid their rent obligations as such obligations relate to the Safe Deposit Business, and Seller is aware of no facts or circumstances relating to any claims against the Safe Deposit Business.

     2.26 Agreements Relating to Employees. There is no labor contract,
          --------------------------------
collective bargaining agreement, or employment agreement, express or implied, with respect to any employee of Seller located at any of the Branches as of the date of this Agreement, nor are there any employee policies or plans of Seller, whether written or oral, which would prevent the termination without liability (except for unemployment compensation) by Seller of any employee located at any of the Branches. There is no pending or, to Seller's best knowledge, threatened strike or work stoppage by employees located at any of the Branches nor, to Seller's best knowledge, is there any action by anyone seeking to become the bargaining unit for any group of any employees located at any of the Branches.


                                   ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF HOME SAVINGS
                ----------------------------------------------

     Home Savings represents, warrants and agrees as follows:

     3.1  Organization and Related Matters; Compliance with Laws and
          ----------------------------------------------------------
Regulations.  Home Savings is a federally chartered stock savings bank, duly
- - -----------
organized, validly existing, and in good standing under the laws of the United States, and it has the requisite corporate power and authority to execute, deliver and perform this Agreement. Home Savings is duly authorized to conduct a savings and loan business and is a member in good standing of the Federal Home Loan Bank of San Francisco. Home Savings has conducted and is conducting its business in accordance with all federal and state laws and regulations, including, without limitation, all regulations, orders and opinions of the OTS and the FDIC.

     3.2  Authorization.  The execution, delivery and performance of this
          -------------
Agreement and the consummation of the transactions contemplated hereby by Home Savings have been duly and validly authorized and approved by all requisite corporate action. In that connection, this Agreement and the terms and provisions hereof have been approved by an officer of Home Savings who was duly authorized by the Board of Directors to enter into such types of transactions and such authorization is reflected in the minutes of the Board of Directors' meetings. Home Savings shall continuously maintain all components of this written agreement as official records of Home Savings or any successor thereto. This Agreement is a valid and binding obligation of Home Savings, enforceable in accordance with its terms.

     3.3  No Breaches of Statute or Contract; Required Consents.  The execution
          -----------------------------------------------------
and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with any of the provisions of the charter, bylaws or other governing instruments of Home Savings; (b) violate any applicable laws or regulations; (c) conflict with or result in a breach of any judgment, order, decree or ruling to which Home Savings is a party, or by which it or any of its property it bound, or any injunction of any court or governmental authority to which it or any of its property is subject, or any material agreement to which it is a party or by which any of its property is affected; or (d) require the affirmative consent or approval of any governmental or nongovernmental third party (other than as expressly contemplated in this Agreement).

     3.4  Consents.  Other than the approval of the OTS and any applicable
          --------
approval of the FDIC, and subject to the expiration of any applicable waiting period, no consent, approval or authorization of any federal or state governmental authority or agency is required for the execution, delivery and performance by Home Savings of this Agreement and the consummation by it of any transactions contemplated herein.

     3.5  Litigation and Related Matters. There are no actions, suits, claims,
          ------------------------------
proceedings or investigations pending, or, to its best knowledge, threatened against Home Savings that might impair the consummation of the transactions contemplated hereby. Home Savings is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding, claim or investigation.

     3.6  Information for Regulatory Approvals. The information furnished or to
          ------------------------------------
be furnished by Home Savings in any regulatory application filed by either Home Savings or Seller pursuant to Section 6.1 will be true and complete as of the date so furnished. Home Savings shall indemnify Seller for any Losses (as defined in Section 13.1) incurred by Seller as a result of any misrepresentations or omissions of material facts by Home Savings with respect to any such written information furnished by Home Savings. There are no facts known to Home Savings not disclosed in writing to Seller that could have an adverse effect on the ability of Home Savings to obtain all requisite regulatory consents or to perform its obligations under this Agreement.

     3.7  No Broker's or Finder's Fees. No agent, broker, investment banker,
          ----------------------------
person or firm acting on behalf of or under authority of Home Savings or any of its affiliates is or will be entitled to any broker's or finder's fee or any other commission, financial advisory fee or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement, other than Nehls & Associates. Home Savings shall be solely liable for the payment of any such fee to Nehls & Associates and shall indemnify Seller with respect to such fee pursuant to Article 13 of this Agreement.

     3.8  Governmental Notices. Home Savings has received no notice from any
          --------------------
federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby and has no knowledge of any facts that it believes would reasonably afford a basis for any such opposition or failure to grant or issue consent or approval.

     3.9  Community Reinvestment Act.  Home Savings is in compliance with the
          --------------------------
Community Reinvestment Act and its implementing regulations, and there are no threatened or pending actions, proceedings or allegations by any person or regulatory agency which may cause the OTS, the FDIC or any other applicable regulatory agency to deny any application required to be filed pursuant to Section 6.1. In addition, Home Savings has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

                                   ARTICLE 4

                                 DUE DILIGENCE
                                 -------------

     4.1  General.  For a period of sixty (60) days following the date of this
          -------
Agreement, Home Savings may inspect the Branches, the Assets and the Liabilities at such times as are reasonably acceptable to Seller. In furtherance and not in limitation of the foregoing, Home Savings shall be afforded such access to the Transfer Branches as is reasonably necessary in Home Savings' judgment for purposes of environmental and hazardous substance inspection and evaluation and to undertake such other studies and investigations as Home Savings shall deem necessary or appropriate. Home Savings shall provide notice to Seller of any defects or problems with the Branches, the Assets or the Liabilities, which, in Home Savings' reasonable judgment, alone or in the aggregate, (i) relate to the structural soundness or environmental condition of any of the Transfer Branches (including, without limitation, arising from Home Savings' judgment that such Transfer Branch is in any way contaminated by toxic or hazardous substances, including, without limitation, asbestos, or that an underground storage tank or similar structure of any kind is located on the premises of any such Transfer Branch) or the compliance at any of the Transfer Branches with applicable zoning, building, fire, health and safety, environmental, or hazardous substance laws, codes, ordinances, and regulations, or (ii) would have an adverse effect
                                                  -----
on the present or future use of any of the Transfer Branches or the business of such Transfer Branch or the value of the Assets or the Liabilities. Seller shall promptly remedy any such defect or problem or propose to Home Savings a remedy or other resolution. The failure to remedy or resolve any such defect or problem to Home Savings' satisfaction shall give Home Savings the right to exclude from Schedule 2.10 any lease associated with the affected Branch, and
                               -----
such affected Branch shall be deemed an Excluded Branch in accordance with the provisions of Section 4.6(d) hereof.

     4.2  Deposits.  Home Savings shall have the right to inspect the deposits
          --------
identified on Schedule 2.6 and may by notice to Seller exclude from Section 2.6
              ------------                                          -----------
any deposit accounts it is unwilling to assume for legal reasons.  Home Savings
                        ----------------------------------------
shall notify Seller of any of Seller's deposit products or deposit agreements Home Savings cannot service or support after the Closing Date. The parties agree that they will send a notice to holders of such accounts offering the option to either accept a new deposit product or deposit agreement with Home Savings or to continue their deposit relationship with Seller. If an account holder does not respond to the notice or elects to have their account remain with Seller, such deposits shall be excluded from Schedule
                                                                       --------
2.6 and shall not be transferred pursuant to this Agreement. Within twenty-one
- - ---
(21) days, but no less than fourteen (14) days, prior to the Closing Date, Seller will provide Home Savings with a list of all deposits domiciled at the Branches that are subject to any encumbrances, or any legal restraint or any other legal process, other than encumbrances related to account loans or transaction account loans. Within five (5) days of the Closing Date, Home Savings will notify Seller of any such deposits that Home Savings has determined to exclude from the deposits to be transferred pursuant to this Agreement. In the event that there has been a decline in excess of fifteen percent (15%) of the aggregate amount of the deposits domiciled at any Branch from the date of this Agreement, then Home Savings at its sole option shall have the right to decline to assume or purchase any of the deposits and other Assets and Liabilities associated with such Branch. An updated Schedule 2.6 reflecting all
                                                    ------------
such exclusions and the balances of the remaining deposit accounts domiciled at the Branches (collectively referred to herein as the "Deposits"), including accrued and unpaid interest thereon, as of the close of business on a day no earlier than five (5) business days prior to the Closing Date and indicating the deposits that constitute Core Deposits, shall be delivered by Seller to Home Savings at the Closing. Seller shall provide Home Savings with a list of Deposits subject to encumbrances, legal restraint or legal process, other than encumbrances constituting security for related account loans or transaction account loans to be transferred to Home Savings at the Closing, on the final
Schedule 2.6 delivered pursuant to Section 10.5, and Home Savings shall have the
- - ------------
right to exclude, upon notice to Seller, any such encumbered deposits from the final Schedule 2.6.
      ------------

     4.3  Personal Property. Home Savings shall have the right to inspect the
          -----------------
personal property identified on Schedule 2.7 and may by notice to Seller exclude
                                ------------
from Schedule 2.7: (a) items that are missing, malfunctioning or in a
     ------------
significantly deteriorated condition; (b) signs, posters, stationery, forms and other items that specifically identify Seller by name or logo; (c) telephone, ATM and computer equipment that Home Savings determines it cannot readily utilize; and (d) items that are subject to any lien, claim or encumbrance as of the Closing. An updated Schedule 2.7 listing all of the items of personal
                        ------------
property remaining after any such exclusions, and after the exclusion of any items located at the Option Branch if the Option Branch is not designated a Transfer Branch (collectively, such items are referred to herein as the "Personal Property"), and listing, among other things, the Net Book Value of each item calculated as of the close of business on the month end preceding the Closing Date, shall be delivered by Seller to Home Savings at the Closing.

     4.4  Account Loans and Transaction Account Loans. Home Savings shall have
          -------------------------------------------
the right to review the account loans and the transaction account loans identified on Schedule 2.8 and may by notice to Seller exclude from Schedule 2.8
              ------------                                          ------------
(a) any loan that is not current or is thirty (30) or more days delinquent, (b) any loan that was not underwritten based upon standards comparable to those employed by Home Savings in its underwriting of similar loans, and (c) any account loan that is not secured solely and fully by deposits domiciled at the Branches. An updated Schedule 2.8 listing all of the account loans and
                     ------------
transaction account loans remaining after any exclusions by Home Savings (collectively referred to herein as the "Account Loans" and the "Transaction Account Loans," respectively) and reflecting the balance of the Account Loans and Transaction Account Loans, including accrued and unpaid interest thereon, as of the close of business on a day no more than five (5) business days prior to the Closing Date, and indicating the unpaid principal balances, rates of interest and principal terms of the Account Loans and Transaction Account Loans, but excluding any account loan or transaction account loan that is thirty (30) or more days delinquent as of the close of business on the Closing Date, shall be delivered by Seller to Home Savings at the Closing.

     4.5  Contracts. Home Savings shall have the right to inspect the contracts
          ---------
identified on Schedule 2.9 and may by notice to Seller exclude from Schedule 2.9
              ------------                                          ------------
any contract that (a) is not assignable by its terms (unless consent to its assignment to Home Savings is obtained by Seller at least fourteen (14) days prior to the Closing), (b) requires the consent of a third party in order for such contract to be assigned to Home Savings, if such consent has not been obtained at least fourteen (14) days prior to the Closing, (c) Home Savings determines is not for any reason necessary or desirable for the operation of the Branches, or (d) contains other than market or usual rates, terms and conditions or is of a duration unacceptable to Home Savings. An updated Schedule 2.9
                                                             ------------
listing all of the contracts remaining after any such exclusions, and after the exclusion of any contracts related to the Option Branch, if the Option Branch is not designated a Transfer Branch (collectively, such contracts are referred to herein as the "Assumed Contracts"), shall be delivered by Seller to Home Savings at the Closing. Any contract not assumed by Home Savings shall be retained by Seller.

     4.6  Branch Leases; Real Property.
          ----------------------------

          (a) Within fourteen (14) days from the date of this Agreement, Seller, at its expense, shall provide Home Savings with a preliminary title report issued by a nationally or regionally recognized title insurance company acceptable to Home

Savings (the "Title Company"), with respect to the real property fee interests and leasehold estates associated with the Transfer Branches, together with all documents or instruments referred to in such reports.

          (b) Home Savings shall be deemed to have approved the condition of title to such real property fee interests and leasehold estates of the Transfer Branches (including the Option Branch, if designated as a Transfer Branch pursuant to Section 4.7) unless, within thirty (30) days of its receipt of a complete title report with respect to a Branch, Home Savings shall have notified Seller of any disapproved liens, encumbrances, easements, restrictions, conditions, covenants, rights, rights-of-way or other matters affecting title to such Branch, other than standard printed policy exceptions or liens for property taxes not yet payable (collectively, the "Liens") that appear on the title report. Seller shall have fourteen (14) days following receipt of such written notice to notify Home Savings whether it will attempt to cause the removal of such Liens, and shall have until thirty (30) days prior to the Closing Date to cure or rectify any such Liens to the sole satisfaction of Home Savings. Home Savings shall also have the right to approve any Lien that appears of record subsequent to the date of the title reports and prior to the Closing, and shall have ten (10) days from receipt of notice of such Lien within which to approve or disapprove such Lien. Home Savings agrees to take all action reasonably necessary to assist in the removal of such Liens and to cooperate with Seller in negotiating reasonable accommodations with the holders of such Liens; provided,
                                                                      --------
however, that nothing herein shall be construed as requiring Home Savings to make any type of financial concession or to offer any type of financial inducement in connection therewith. If Seller fails to remedy any Lien objected to by Home Savings, Home Savings may, at its option; (i) waive any such disapproval, in which case Seller shall have no further liability to Home Savings with respect to such title exception, and such Lien shall constitute a Permitted Exception to the applicable Title Policy to be furnished pursuant to section 10.3; or (ii) exclude from Schedule 2.10 the lease establishing the
                                   -------------
leasehold interest that is affected by the unacceptable Lien.

          (c) Home Savings, its agents and representatives, upon notice to Seller and at such times as are reasonably acceptable to Seller, shall have the right and license to enter upon and inspect the Transfer Branches and to review the leases identified on Schedule 2.10 and to contact the parties thereto. Home
                         -------------
Savings may by written notice to Seller exclude from Schedule 2.10 any lease
                                                     -------------
associated with any Transfer Branch, if Home Savings determines that such Branch
(i) is unacceptable on the basis of structural or environmental considerations,
(ii) is threatened with condemnation, (iii) is the subject of legal proceedings commenced under the power of eminent domain, (iv) is subject to any zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the use of such Branch as a savings and loan branch office, or (v) is damaged or destroyed by fire, flood, earthquake or other casualty. Home Savings shall also have the right to exclude any lease with respect to which there is any claim of breach, violation or default by Seller thereunder, and any lease which requires consent to any transfer, as set forth on Schedule 2.10, if such consent is not obtained. An
                          -------------
updated Schedule 2.10 listing all of the leases to be assumed by Home Savings
        -------------
(collectively referred to herein as the "Branch Leases"), shall be delivered by Seller to Home Savings at the Closing. If Home Savings excludes any Transfer Branch pursuant to this Section 4.6(c), Seller shall have the right, but not the obligation, to cure such defects prior to the Closing Date. In the event such defects are cured in Home Savings' reasonable judgment, the exclusion of such Transfer Branch from this Agreement shall be withdrawn by Home Savings and such Transfer Branch shall be included in the acquisition by Home Savings. Notwithstanding the foregoing, Home Savings shall have the right to waive any such defects which Seller is unable or unwilling to cure and proceed to acquire any such Transfer Branch.

          (d)  If Home Savings excludes any lease associated with any
Transfer Branch from Schedule 2.10, then each affected Transfer Branch shall be
                     -------------
referred to herein as an "Excluded Branch" and shall not be considered a Transfer Branch for purposes of this Agreement. If following its designation as a Transfer Branch, the Agoura Hills Branch is designated as an Excluded Branch by Home Savings, Home Savings shall acquire only the Deposits, Account Loans, Transaction Account Loans, Records and Safe Deposit Business associated with such Excluded Branch. Notwithstanding any other provision of this Agreement, Home Savings shall have no obligation to assume or purchase any of the Liabilities or Assets associated with the Fairfax Branch or the Rancho Park Branch if either such Branch is designated an Excluded Branch; provided,
                                                               --------
however, that in any such event Home Savings may at its option choose to acquire only the Deposits, Account Loans, Transaction Account Loans, Records, and/or Safe Deposit Business associated with such Fairfax Branch or Rancho Park Branch, as the case may be, on the terms and conditions hereunder, provided such option is exercised in writing at the time such Branch is designated an Excluded Branch pursuant to the terms hereof.


    4.7   Option Branch.
          -------------

          (a) For a period of thirty (30) days following the date of this Agreement, Home Savings shall have the option (the "Designation Option") through written notice provided to Seller, to designate the Option Branch as a Transfer Branch. In the event no written notice is provided by Home Savings with respect to the Option Branch within the thirty-day period, or in the event Home Savings provides notice of its refusal to exercise the Designation Option with respect to the Option Branch, the Option Branch shall be treated solely as a Branch subject to the provisions of the Agreement, and shall not be deemed a Transfer Branch under the provisions of this Agreement.

          (b) The due diligence rights provided in this Article 4 to Home Savings, the corresponding obligations of Seller with respect thereto regarding the Transfer Branches (including, without limitation, the obligation to provide title reports pursuant to Section 4.6), and the covenants of Seller set forth in
Article 5, shall apply equally with respect to the Option Branch during the thirty-day period following the date of this Agreement. Thereafter, the Option Branch shall be deemed to constitute a Transfer Branch only if designated as a Transfer Branch pursuant to the provisions of Section 4.7(a) of this Agreement. Home Savings shall have all due diligence rights with respect to the Option Branch following its designation as a Transfer Branch as Home Savings has with respect to each other Transfer Branch, including the ability to designate such Branch as an Excluded Branch pursuant to the provisions of Section 4.6.

                                   ARTICLE 5

                              COVENANTS OF SELLER
                              -------------------

     During the period from the date hereof to the Closing Date, Seller hereby covenants and agrees as follows:

     5.1  Access for Investigations and Conversion.  Seller shall provide Home
          ----------------------------------------
Savings and its representatives and agents access, at all reasonable times, to the Branches and to all books, records, documents, instruments and files of Seller relating to the Assets, the Liabilities and the operations of the Branches, in order to permit Home Savings to complete the due diligence permitted by Article 4 and Section 6.4 of this Agreement, and for purposes of implementing the conversion of such assets and liabilities to assets and liabilities of Home Savings. Within thirty (30) days of the date of this Agreement, Seller shall provide Home Savings with a Phase I environmental report and assessment, together with an asbestos survey, prepared by environmental consultants selected by Home Savings, with respect to each of the Transfer Branches and the Option Branch. The cost of such reports shall be borne equally by Seller and Home Savings. Home Savings shall have thirty (30) days following the receipt of such reports to exclude any branch pursuant to Section 4.6(c) in the event it is not satisfied with the contents of the related Phase I and asbestos reports, in which case such Branch shall be deemed an "Excluded Branch" in accordance with the provisions of Section 4.6(d) of this Agreement.

     5.2  Preservation of Business. Seller shall use its best efforts to
          ------------------------
preserve substantially intact the business operations of the Branches, to keep available the services of the present officers and employees of the Branches and to preserve the present relationships of Seller with all customers of the Branches and with all entities having significant business dealings with Seller through the Branches, and Seller shall notify Home Savings of any material changes in any of the Branches' personnel or customer relations.

     5.3  Operations in Ordinary Course.
          -----------------------------

          (a) Seller shall not engage in any transaction related to any of the Branches, except in the ordinary course of business, and shall not take any action that would materially and adversely affect any of the Assets or the Liabilities to be acquired and assumed hereunder.

          (b)  Seller further covenants that it shall:

               (i) at its expense maintain the Transfer Branches and all of the Personal Property in the same condition as on the date of this Agreement, reasonable wear and use excepted;

               (ii) maintain its books of accounts and records with respect to the Assets and Liabilities in the usual, regular and ordinary manner;

               (iii) duly maintain compliance with all laws, regulatory requirements and agreements to which it is subject or by which it is bound with respect to the Assets, the Liabilities and the Branches;

               (iv) maintain insurance upon the Branches and, with respect to the conduct of its business at the Branches, in such amounts and of such kinds as have been maintained by it in the past;

               (v) not acquire, add to, or dispose of any capital assets of or for the Transfer Branches, except for immaterial amounts in the ordinary course of business;

               (vi) not transfer to Seller's other offices any material amount of the Assets or Liabilities, except for (a) transfers as may occur in the ordinary course of business at the unsolicited request of customers, and (b) cash and other normal intrabank transfers that may be transferred in the ordinary course of business in accordance with normal banking practices;

               (vii) not increase or agree to increase the salary, remuneration, or compensation of any employee located at any of the Transfer Branches;

          (viii) not increase the aggregate full-time equivalent size of its work force at any of the Transfer Branches above the level existing as of the date hereof, and shall not transfer to or from any of the Branches any employee;

          (ix) not create or suffer to exist any new lien, claim or encumbrance on any of the Assets or on the Transfer Branches; and

          (x) not enter into any agreement, commitment, or understanding, whether written or otherwise, with respect to any of the foregoing.

     5.4  Operations at the Branches. Seller shall not amend or modify any of
          --------------------------
its promotional, deposit account, account loan or transaction account loan practices at any of the Branches without Home Savings' prior written consent. Seller shall operate the Branches in a manner designed to maintain the several categories of the deposits domiciled at the Branches at the current levels as set forth in Schedule 2.6, and on the same terms and conditions as existed as of
             ------------
the date of this Agreement, including, among others, the rates of interest payable on such deposits, except for interest rate changes made in the ordinary course of business consistent with past practice that are implemented generally throughout all of Seller's branch offices. Without the express written consent of Home Savings, Seller shall not: (i) accept new or renew existing deposit accounts having balances of $100,000 or more within seven (7) days preceding the Closing Date, unless substantially the same terms, conditions and interest rates govern such accounts as apply to similar accounts at Home Savings at the time the account is established or renewed; or (ii) increase the aggregate amount of the deposits as shown in Schedule 2.6 by more than ten percent (10%) of the
                         ------------
balance thereof, including accrued but unpaid interest thereon. Seller shall underwrite and administer the account loans and the transaction account loans domiciled at the Branches in accordance with its past standards and practices and in accordance with applicable laws and regulations.

     5.5  Contracts. Seller shall not enter into any material contracts with
          ---------
respect to any of the Transfer Branches, the Assets or the Liabilities without the prior consent of Home Savings. If any contract that is or should be identified on Schedule 2.9 expires prior to the Closing Date, Seller shall
              ------------
consult with Home Savings regarding extension, renewal or replacement of such contract.

     5.6  Real Property and Branch Leases.
          -------------------------------

          (a) Seller shall not: (i) amend, alter, renew, terminate, or exercise any option to extend the term of, any lease identified on Schedule 2.10, or (ii)
                                                          -------------
sublease or lease any
space at any of the Transfer Branches, without Home Savings' prior written consent in each case.

          (b) Seller shall, within thirty (30) days after the date of this Agreement, notify all lessors, sublessors, lessees and sublessees under the Branch Leases with respect to which Seller is a lessee, sublessee, lessor or sublessor and all merchant associations or similar entities related to or affecting any of the Transfer Branches, of the anticipated assignment of the Branch Leases, and request that such parties cooperate with Seller and Home Savings with respect to the execution of any necessary consents, the execution of amendments to any Branch Lease as reasonably necessary, the replacement of signage, and all other matters necessary or desirable to facilitate such assignment and assumption.

          (c) Seller shall request, within thirty-five (35) days after the date of this Agreement with respect to each Transfer Branch, and shall use its best efforts to obtain and deliver to Home Savings, at least thirty (30) days prior to the Closing:

               (i) an estoppel certificate, substantially in the form attached hereto as Exhibit C, with respect to each Branch Lease under which Seller is a
          ---------
lessee or sublessee, and an estoppel certificate, substantially in the form attached hereto as Exhibit C-1, with respect to each Branch Lease under which
                   -----------
Seller is a lessor or sublessor, provided that such certificates shall be dated not earlier than forty-five (45) days prior to the Closing Date;

               (ii) a Consent to Assignment in the form attached hereto as Exhibit D, with respect to each Branch Lease that requires the consent of any
- - ---------
lessor, lessee, beneficiary, mortgagee, lender or other third party; and

               (iii) an unconditional commitment from the Title company to issue the Title Policy (as defined in Section 10.3(k)).

          (d) Seller shall, in a timely manner that will allow Seller to deliver the Title Policies (or commitments) described in Section 10.3(k): (i) obtain and cause recordation of any and all memorandums of lease or other documents required by the Title Company to issue the Title Policies, and (ii) obtain and deliver to Home Savings and the Title Company an as-built survey of the real property and improvements comprising each of the Transfer Branches, certified by a licensed surveyor or civil engineer in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, showing no encroachments onto such Branch premises by improvements on any adjoining property, and no encroachments of the improvements comprising such Transfer Branch onto any adjoining property or public or private streets.

          (e) In the event Seller fails to deliver to Home Savings estoppel certificates, consents to assignments, and commitments to issue the Title Policy as required under Section 5.6(c) at least thirty (30) days prior to the Closing, then Home Savings at its sole option shall have the right to designate the Transfer Branch with respect to which such requirements have not been satisfied as an Excluded Branch pursuant to Section 4.6.

     5.7  Notice Regarding Ability to Perform.  Seller shall notify Home Savings
          -----------------------------------
in writing immediately upon Seller's receipt of notice from any regulatory authority, or Seller's receipt of information, indicating that Seller may not obtain all requisite regulatory consents within the time frame contemplated by this Agreement.

     5.8  Conditions to Closing; Consents.  Seller shall use its best efforts to
          -------------------------------
accomplish and/or satisfy by the Closing Date all of the conditions to the obligations of Home Savings hereunder within Seller's control. Seller shall use its best efforts to obtain all consents of third parties required to assign the Assumed Contracts, provided that Seller shall not be required to provide any financial accommodations to obtain such consents.

          In addition to the foregoing, Seller hereby covenants and agrees as follows, which covenants and agreements shall remain in effect subsequent to the Closing Date:

     5.9  Furnishing Information; Further Assurances.  Seller shall provide all
          ------------------------------------------
information, financial statements and documentation as Home Savings shall reasonably request in connection with the transactions contemplated by this Agreement.

     5.10 Covenant Not to Compete.
          -----------------------

          (a) For a period of one (1) year commencing as of the Closing Date, neither Seller nor any entity directly or indirectly controlling, controlled by, or under common control with Seller shall: (i) solicit deposits or establish, open, operate, purchase or acquire any temporary or permanent office, agency or branch of whatever nature for the acceptance of deposits including, without limitation, any temporary or permanent offices, agency offices or branches for which an application is pending before a regulatory agency prior to the date of this Agreement, within a two-mile radius of any of the Branches, with the exception of the Westwood Branch for which a one-mile radius shall be the applicable limitation (the "Seller Non-Compete Area"); (ii) use or rely upon, cause or permit any other entity to use or rely upon the name "Fidelity Federal Bank, FSB" or any variant thereof to solicit or accept deposits within a two-mile radius of any of the Branches, with the exception of the Westwood Branch for which a one-mile radius shall be the applicable limitation; or (iii) solicit in any manner deposits from the deposit account holders whose deposit accounts constitute Deposits, whether or not such deposit account holders are identified by reference to any of the Branches or by the use of general solicitation lists of potential or previous customers utilized by Seller. The foregoing covenants shall not apply
(i) to any entity which acquires control of Seller as long as such entity does not operate branches under the name "Fidelity Federal Bank," or (ii) to the purchase, acquisition or operation by Seller of one or more offices or branches of a thrift institution or commercial bank within the Seller Non-Compete Area, if such office or branch is acquired by Seller (x) pursuant to a purchase by Seller of an entire institution or Sellers' merger with or acquisition by an entity with branches in the Seller Non-Compete Area, (y) from the Resolution Trust Corporation or such other entity which may perform the functions currently performed by the Resolution Trust Corporation (acting in its corporate capacity or as conservator or receiver), or (z) in a transaction in which Seller assumes aggregate deposit liabilities of at least $500 million from a single financial institution and some or all of the deposits acquired thereby are domiciled in one or more offices or branches within the Seller Non-Compete Area. In the event that Seller or its successor acquires an office or branch of a thrift institution or commercial bank within the Seller Non-Compete Area pursuant to clause (ii) of the preceding sentence, Seller hereby grants to Home Savings the exclusive right to acquire from Seller or its successor all, but no less than all, the deposit liabilities, real property, leasehold interests, and any and all other assets (not including loans other than account loans and transaction account loans) and liabilities directly attributable to the office or branch acquired by Seller or its successor, at a price equal to (x) if applicable, the actual premium paid by Seller or its successor for such deposits and the actual purchase price paid for the real estate and personal property, or (y) if such office or branch was acquired without the express payment of a deposit premium, the amount of Core Deposits domiciled at such acquired branch office multiplied by one percent (1.0%), plus the actual purchase price paid for the real estate and personal property. No later than ten 10 days after such an acquisition is consummated, Seller or its successor shall notify Home Savings of such acquisition and shall provide Home Savings with a copy of the agreements and other documents evidencing such transaction. Home Savings shall give notice to Seller or its successor within ten (10) business days of receiving such notice and copies if it intends to exercise the option set forth herein. If such option is exercised, the parties shall use their best efforts to consummate the transfer of the assets and liabilities of the branch or branches as soon as practicable, and the terms of such transfer shall be based, to the extent practicable, upon the terms of Seller's acquisition of such office or branch. If such option is not exercised by Home Savings within such ten (10) business day period, the option shall expire.

          (b) For a period of six (6) months following the Closing Date, Seller shall not: (i) lease, sublease, sell, assign or transfer in any manner the premises of any Branch (other than the Transfer Branches) to a thrift institution, commercial bank or other similar financial institution of whatever nature; (ii) enter into a transaction, agreement or waiver with a lessor of any Branch (other than the Transfer Branches) that contemplates, allows or results in a lease or sublease of the type specified in (i) above; or (iii) take or refrain from taking any other action that would permit or result in the operation of any Branch (other than the Transfer Branches) as an office or branch of a thrift institution, commercial bank or other similar financial institution of whatever nature. The limitations set forth in this paragraph shall be applicable to the Santa Monica Branch and the Woodland Hills Branch for a period of one (1) year.

          (c)  Nothing in this Section 5.10 shall limit the right of Seller to
(i) advertise for business from the public generally, (ii) direct random mailings or phonings in accordance with Seller's ordinary direct mail or telemarketing operations, (iii) solicit deposits from customers having accounts with Seller at a location other than the Branches; or (iv) relocate any of Seller's existing offices to a location within on thousand feet of their current location.

          (d) The covenants comprising Section 5.10 are referred to herein as the "Covenant Not to Compete." The Covenant Not to Compete has been separately and specifically negotiated by the parties and shall be assigned a separate value to be mutually agreed upon by the parties.

     5.11 Records. Upon consummation of the Closing, Seller shall deliver to
          -------
Home Savings all of its files, records, documents, computer records and instruments of every nature (a) necessary or desirable to conduct the business operations of the Branches, including, but not limited to, those relating to the deposit taking activities and customer services provided at the Branches, (b) relating to the Assets purchased and Liabilities assumed by Home Savings pursuant to this Agreement, and (c) reasonably necessary to comply with all applicable laws, regulations, rules and business practices with respect to the Deposits, the Account Loans and the Transaction Account Loans (collectively referred to herein as the "Records"). Notwithstanding the foregoing, following the Closing, Seller shall provide Home Savings with copies of, or reasonable access to, any records as may be retained by Seller relating to any of the Branches that are in the possession or control of Seller and are reasonably necessary or desirable to permit Home Savings or any of its subsidiaries, successors or affiliates to comply with or contest any applicable legal, tax, banking, accounting or regulatory policies or requirements, or any legal or regulatory proceeding thereunder.

     5.12 Signs. Notwithstanding, and in addition to, any other provision of
          -----
this Agreement, if prior to the Closing Home Savings determines that the terms of any Branch Lease, statute, law, ordinance, regulation, order or judgment will prevent it from erecting or maintaining replacement signage at any Transfer Branch comparable to Seller's current signage, then at Home Savings' option, Home Savings and Seller shall attempt to agree on a reduced Purchase Price that reflects the reduced value to Home Savings of the remaining signage rights. At Home Savings' option, or if Home Savings and Seller cannot agree upon the appropriate amount of that equitable economic adjustment, Home Savings shall have the right to designate any such Transfer Branch as an Excluded Branch pursuant to Section 4.6 hereof. Seller shall, at its own cost remove any and all interior and exterior signs identifying the Transfer Branches as Seller branches by the Monday following the Closing Date, unless no later than ten (10) days prior to the Closing Date, Home Savings specifies in writing that such signs should not be removed.

     5.13 Closing of Branches. Seller shall take all necessary and appropriate
          -------------------
steps to close the Branches (other than the Transfer Branches) immediately following the Closing and shall bear sole responsibility for complying with and satisfying all laws, rules and regulations applicable to such closings, including without limitation the surrender to the appropriate regulatory authorities of any and all branch licenses and permits and compliance with
Section 42 of the FDIA and the Policy Statement of Board of Governors of the Federal Reserve System, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, and Office of Thrift Supervision Concerning Branch Closing Notices and Policies, 58 Fed. Reg. 49083 (Sept. 21, 1993); provided, that Seller shall obtain Home Savings' approval of all filings,
- - --------
notices, and letters to customers prior to the filing, posting, or sending thereof.

                                   ARTICLE 6

                             RECIPROCAL COVENANTS
                             --------------------

     6.1  Regulatory Approvals. Home Savings and Seller shall cooperate in
          --------------------
preparing, submitting, filing, and publishing (as applicable), as expeditiously as possible, all applications, notification and report forms, and notices as may be required by applicable law with respect to the transactions contemplated by this Agreement, including, without limitation, those of the Fed, the OTS, the FDIC, the Federal Trade Commission, the Department of Justice and any other applicable state or federal regulatory agency, and will use their best efforts to obtain such approvals and accomplish such actions as expeditiously as possible. Home Savings and Seller shall provide to each other, for each other's review, all such applications and notices prior to the filing thereof, provided, that any party's confidential or proprietary information need not be so disclosed.

     6.2  Conveyances.  Seller shall execute and deliver to Home Savings all
          -----------
such bills of sale and other documents or instruments of conveyance, transfer or assignment, and Home Savings shall execute and deliver to Seller all such instruments of assumption, as are necessary or appropriate to vest in Home Savings full and complete title to all of the Assets and to subject Home Savings, as of the Closing, to responsibility for the Liabilities assumed hereunder. All of such documents and instruments will be in form and substance reasonably satisfactory to the parties.

     6.3  Further Assurances.  Seller and Home Savings each shall do all things
          ------------------
reasonably necessary or desirable and within its control to effect the consummation of the transactions contemplated hereby, and at any time, and from time to time, after the Closing Date shall, upon the request of the other, do or cause to be done such further acts and execute such documents as may be necessary or desirable to vest in Home Savings the Assets intended to be sold, transferred and assigned, and to evidence Home Savings' assumption of the Liabilities pursuant to the provisions of this Agreement, including, among others, obtaining all necessary consents and substitutions necessary to substitute Home Savings as trustee for all retirement deposit accounts, as the case may be, that are included in the Deposits.

     6.4  Matters Concerning Employees.
          ----------------------------

          (a)  No Transfer of Employees; Indemnification by Seller for
               -------------------------------------------------------
Employees.  This Agreement is intended to result solely in the transfer of the
- - ---------
Assets and the Liabilities associated with the Branches to Home Savings in accordance with the terms of this Agreement. No transfer of employment of any employee, representative or agent of Seller associated with any of the Branches or otherwise is intended by the parties. Home Savings shall not be required or obligated under this Agreement to hire any employees of Seller, and Seller shall not make any representations to any of its employees regarding employment by Home Savings. Seller shall remain solely responsible for its employees, representatives and agents at the Branches, and agrees to indemnify Home Savings against any and all claims, losses, costs and damages of any nature whatsoever, including, without limitation, court costs, costs of investigation, and attorney's fees, arising out of or relating in any way to any claims made by such employees, representatives or agents against Home Savings, arising out of or relating in any way to their employment by, or service to, Seller or their termination by Seller.

          (b)  Hiring of Employees by Home Savings.  Schedule 6.4 sets forth a
               -----------------------------------   ------------
list of all persons employed by Seller at each of the Branches as of the date hereof (each an "Employee" and collectively the "Employees"), including each Employee's title and position. After notice to Seller, Home Savings may contact and interview any of the Employees, inspect their personnel records (upon receipt of permission from the Employee), and solicit them to become employees of Home Savings as of the Closing Date. Seller shall cooperate with and assist Home Savings in the interview and evaluation process by providing access to or copies of such information, personnel records, and evaluations concerning the Employees as Home Savings may reasonably request, provided that the subject Employee has consented thereto. No later than thirty (30) days prior to the Closing Date, Home Savings shall provide to Seller a list of those Employees whom Home Savings at its sole option has elected to hire as its employees as of the Closing Date (the "Retained Employees").

          (c)  Seller's Benefit Plans.  Home Savings shall have no obligation or
               ----------------------
liability to compensate any Retained Employees for benefits of any kind earned, accrued, promised, or provided to Retained Employees as employees of Seller.

     6.5  Confidentiality.  Except to the extent disclosure is required by law,
          ---------------
or in response to any governmental or regulatory authority or in connection with any litigation, Home Savings shall maintain the confidentiality of all information obtained from Seller that is not publicly available and shall use such information only for purposes reasonably related to this Agreement and the transactions contemplated hereby. If the parties terminate this Agreement, each of the parties hereto agrees to use all reasonable efforts to return promptly upon request all documents received from the other party that contain or disclose information subject to this paragraph.

     6.6  Publicity.  Until consummation of the Closing, Home Savings and Seller
          ---------
shall coordinate with each other in advance as to the content of any communication intended for dissemination to the public or to their respective employees and as to the form and content of any application made to any regulatory authority, or similar agency, that relates to the transactions contemplated hereby. Neither party shall disseminate any such communication without the prior approval of the other, which approval shall not be unreasonably withheld or delayed.

     6.7  Tax Reporting.  Neither Home Savings nor Seller will take a position
          -------------
with any federal, state or local taxing authority contrary to any of the terms or provisions of this Agreement, including, but not limited to, the allocations of value to each of the particular Assets and Liabilities, including, without limitation, to the Covenant Not to Compete.

     6.8  Interest Reporting.  Seller shall report from January 1, 1994 through
          ------------------
the Closing Date, and Home Savings shall report from the Closing Date through December 31, 1994, all interest credited to, interest premiums paid on, interest withheld from and early withdrawal penalties charged to the Deposits. Such reports shall be made to the holders of Deposit accounts and to the applicable federal and state regulatory agencies.

     6.9  Withholding.  On or before the Closing Date, Seller shall deliver to
          -----------
Home Savings a list of all customers for whom it has received "B" notices (TINs do not match) and "C" notices (under reporting/IRS imposed withholding) issued by the IRS relating to the Deposits. Following the Closing Date, Seller shall immediately deliver to Home Savings (i) any and all similar notices received from the IRS regarding any of the Deposits and (ii) all notices received from the IRS releasing withholding restrictions on any of the Deposits. Any amounts required by any governmental agency to be withheld from any of the Deposits (the "Withholding Obligations") or any penalties imposed by any governmental agency will be handled as follows:

          (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or prior to the Closing Date will be withheld and remitted by Seller, and any other sums withheld by Seller pursuant to Withholding Obligations prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due;

          (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld as set forth in
Section 6.9(a) shall be withheld and remitted by Home Savings. Within two (2) days of receipt of any such notice by Seller, Seller shall notify Home Savings and Home Savings shall comply with the notification requirements;

          (c) Any penalties described on "B" notices received from the IRS or any similar penalties that relate to the Deposit accounts will be paid by Seller promptly upon receipt of the notice, providing such penalty assessment resulted from Seller's acts, policies or omissions, and any efforts to reduce such penalties shall be the responsibility of Seller; and

          (d) Any penalties assessed as a result of information missing from information filings regarding the Deposits, including, without limitation, 1099 forms, shall be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulting from Seller's acts, policies or omissions, and any efforts to reduce such penalties shall be the responsibility of Seller.

     6.10  Retirement Accounts.  Upon and following consummation of the Closing,
           -------------------
Home Savings shall, with respect to individual retirement accounts and KEOGH accounts assumed by Home Savings and included within the Deposits, (i) assume and perform all of the fiduciary duties of Seller arising on or after the Closing Date that arise out of such accounts, and (ii) succeed to the fiduciary relationships of Seller arising out of such accounts as fully and to the same extent as if Home Savings had originally acquired, incurred, or entered into such fiduciary relationships as of the Closing Date. No later than the Closing Date, the parties will enter into a retirement account transfer agreement in the form of Exhibit L hereto to effectuate the transfer of such retirement accounts.
        ---------


                                   ARTICLE 7

                   CONDITIONS TO OBLIGATIONS OF HOME SAVINGS
                   -----------------------------------------

     The obligations of Home Savings to consummate the transactions hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     7.1   Corporate Approval.  The execution, delivery and performance of this
           ------------------
Agreement shall have been duly authorized by all necessary corporate action of Seller.

     7.2   Absence of Litigation.  No action or proceeding shall have been
           ---------------------
instituted or threatened on or before the Closing Date pertaining to the transactions contemplated hereby that, in the reasonable opinion of Home Savings, would materially and adversely affect the transactions contemplated herein.

     7.3   Access to Information.  Seller shall have permitted Home Savings and
           ---------------------
its authorized representatives and agents to have reasonable access, after the date of execution hereof, to those properties, assets and records of Seller as are relevant to this Agreement.

     7.4   Consents of Third Parties.  Seller shall have obtained all consents
           -------------------------
of third parties, in form and substance reasonably satisfactory to Home Savings, necessary to transfer to Home Savings the Assets and the Liabilities, including, without limitation, the Assumed Contracts (except those consents waived by Home Savings) and the Branch Leases to be assumed by Home Savings as contemplated by this Agreement.

     7.5   Conditions Performed.  All of the terms, covenants and conditions of
           --------------------
this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects, or Home Savings shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Seller pursuant to Sections
10.2 and 10.3 shall have been delivered or performed.

     7.6  Representations. All of the representations and warranties made by
          ---------------
Seller herein shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date, except that the representations and warranties made regarding Schedules 2.6, 2.7, 2.8, 2.9 and 2.10 shall be true and correct as of
          -------------  ---  ---  ---     ----
the date of, and with respect to, such Schedules as updated and delivered at the Closing.

     7.7  Documentation.  The form and substance of all instruments of transfer,
          -------------
certificates and other documents required to be delivered pursuant to this Agreement by Seller shall be reasonably satisfactory in all respects to Home Savings.

     7.8  No Material Adverse Change.  No material adverse change shall have
          --------------------------
occurred affecting the use or occupancy of any of the Transfer Branches (including the Option Branch if designated as a Transfer Branch) as currently used or affecting the Assets or the Liabilities.


                                   ARTICLE 8

                      CONDITIONS TO OBLIGATIONS OF SELLER
                      -----------------------------------

     The obligations of Seller to consummate the transactions hereunder are subject to the satisfaction on or before the Closing Date of the following conditions:

     8.1  Corporate Approval.  The execution, delivery and performance of this
          ------------------
Agreement shall have been duly authorized and approved by all necessary corporate action of Home Savings.


     8.2  Absence of Litigation.  No action or proceeding shall have been
          ---------------------
instituted or threatened on or before the Closing pertaining to the transactions contemplated hereby that, in the reasonable opinion of Seller, would materially and adversely affect the transactions contemplated herein.

     8.3  Conditions Performed.  All of the terms, covenants and conditions of
          --------------------
this Agreement to be complied with and performed by Home Savings on or before the Closing shall have been duly complied with and performed in all material respects, or Seller shall have waived such compliance or performance, and all documents to be delivered or actions to be taken by Home Savings pursuant to
Section 10.4 shall have been delivered or performed.

     8.4  Representations.  All the representations and warranties made by Home
          ---------------
Savings herein shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date.

     8.5  Documentation.  The form and substance of all instruments of
          -------------
assumption, certificates and other documents delivered pursuant to this Agreement by Home Savings shall be reasonably satisfactory in all respects to Seller.

                                   ARTICLE 9

                   CONDITIONS TO OBLIGATIONS OF BOTH PARTIES
                   -----------------------------------------

     The obligations of both parties to this Agreement to consummate the transactions hereunder are subject to the satisfaction on or before the Closing Date of each of the following conditions:

     9.1  Governmental Actions.  Neither the Department of Justice, the Federal
          --------------------
Trade Commission nor any other agency of the United States shall have issued any order or taken or threatened to take any action that would or could have the effect of preventing the consummation of the transactions contemplated by this Agreement or asserting any liability as a result of such transactions. No court, governmental agency, or other authority shall have instituted any action or proceeding or issued any order, decree or judgment to set aside, restrain, enjoin, or prohibit the transactions contemplated by this Agreement or to assert any material liability in connection herewith, and in the reasonable opinion of Seller and Home Savings no such action, proceeding, order, decree, or judgment shall be imminent.

     9.2  Governmental Approvals.  To the extent required by applicable law or
          ----------------------
regulation, the Fed, the OTS, the FDIC and such other state or federal agencies whose approval of the transactions contemplated by this Agreement is so required shall have approved or authorized all of the transactions contemplated by this Agreement. All such approvals required to be obtained by Seller or Home Savings shall have been granted without the imposition of conditions that are deemed by the affected party to be materially burdensome. All other statutory or regulatory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been satisfied and all other required governmental consents and approvals shall have been obtained.

                                  ARTICLE 10

                                  THE CLOSING
                                  -----------


     10.1 Time and Place of Closing; Close of Business. The consummation of the
          --------------------------------------------
transactions provided for herein will take place in a mutually acceptable manner and on a mutually acceptable day and place (the "Closing" or "Closing
Date"), which, unless the parties otherwise agree, shall be on a Friday no later than the last business day of the month immediately following the month in which all required regulatory approvals have been received, but in no event later than October 30, 1994. For all purposes herein, the "close of business" on the Closing Date shall be the time at which the Branches are closed to the public.

     10.2 Payment Due at Closing.
          ----------------------

          (a)  Definitions:

               (i) "Advance Safe Deposit Rentals" means the aggregate amount of rent for the use of safe deposit boxes located at the Branches paid in advance to Seller for any period following the Closing Date, which amount shall be mutually agreed upon by Seller and Home Savings prior to the Closing.

               (ii) "FDIC Insurance Premium" means the aggregate amount of insurance premiums paid by Seller to the FDIC for deposit insurance with respect to the Deposits for any period following the Closing Date, which amount shall not exceed the amount Home Savings would have been required to pay to the FDIC for the Deposits if Home Savings had originated such deposits as of the Closing Date, and which amount shall be mutually agreed upon by Seller and Home Savings prior to the Closing.

               (iii) "Net Lease Deposits" means (a) the aggregate amount of deposits paid by Seller as lessee pursuant to Branch Leases, as indicated on the estoppel certificates delivered to Home Savings pursuant to Section 10.3(a), net of any amounts payable by Seller to any lessor or sublessor as of the Closing or upon termination of such leases, less (b) the aggregate amount of deposits held by Seller as lessor or sublessor pursuant to Branch Leases, as indicated on estoppel certificates delivered to Home Savings pursuant to Section 10.3(a).

               (iv) "Preliminary Purchase Price" means the Purchase Price calculated pursuant to Section 1.4 of this Agreement in reliance upon the updated Schedules 2.6, 2.7 and 2.8 and Schedule 1.4 required to be delivered to
        -------------  ---     ---     ------------
Home Savings at the Closing.

          (b) Seller shall pay to Home Savings at the Closing an amount (the "Cash Payment") in United States dollars equal to one hundred percent (100%) of the aggregate amount of the Deposits as reflected on the updated Schedule 2.6
                                                                 ------------
delivered to Home Savings at the Closing pursuant to Section 4.2 of this Agreement, minus the Preliminary Purchase Price, minus the Net Lease Deposits, minus the FDIC Insurance Premium, plus the Advance Safe Deposit Rentals, plus or minus the net taxes and expenses (to the extent such amounts are discernible at Closing) to be paid by Home Savings or Seller pursuant to Section 14.3. Seller shall prepare and deliver to Home Savings at the Closing a statement (the "Preliminary Settlement Statement") supported by appropriate exhibits, substantially in the form attached hereto as Exhibit B, showing the computation
                                             ---------
of the Cash Payment. The Cash Payment shall be made to Home Savings by wire transfer in immediately available funds received no later than 12:00 noon Pacific time on the Closing Date.

     10.3 Closing Documents to be Delivered or Actions to be Taken by Seller.
          ------------------------------------------------------------------

     At least thirty (30) days prior to the Closing, Seller shall:

          (a) Deliver to Home Savings an executed Lessor's Estoppel Certificate, in the form attached hereto as Exhibit C, with respect to each
                                            ---------
Branch Lease to which Seller is a lessee or sublessee, and an executed Lessee's Estoppel Certificate, in the form attached hereto as Exhibit C-1, with respect
                                                     -----------
to each Branch Lease to which Seller is a lessor or sublessor, provided that such certificates shall be dated no more than forty-five (45) days prior to the Closing Date;

          (b) Deliver to Home Savings unconditional commitment(s) to issue the Title Policies;

          (c) Deliver to Home Savings an executed Consent to Assignment in the form attached hereto as Exhibit D with respect to each Branch Lease that
                        ---------
requires the consent of any party to the assignment thereof, provided that such consents shall be dated no more than forty-five (45) days prior to the Closing Date;

          (d) Deliver to Home Savings the recorded documents, nondisturbance and attornment agreements, and surveys referred to in Sections 2.10 and 5.6(d); and

          (e) Record in the appropriate governmental office a memorandum of each Branch Lease to which Seller is a lessee or sublessee, as set forth in
Schedule 2.10.
- - -------------

     At least three (3) business days prior to the Closing, Seller shall:

          (f) Execute and deliver to the Title Company in escrow for the benefit of Home Savings a duly acknowledged Lessee's Assignment and Assumption Agreement in the form attached hereto as Exhibit E with respect to each Branch
                                         ---------
Lease associated with the Rancho Park Branch to which Seller is a lessee or sublessee in recordable form so as to permit the issuance of a policy of title insurance with respect to such Branch Lease, and deliver to Home Savings an executed Lessor's Assignment and Assumption Agreement in the form attached hereto as Exhibit E-1 with respect to each Branch Lease to which Seller is a
          -----------
lessor or sublessor; and

  At the Closing, Seller shall:

          (g)  Deliver to Home Savings updated Schedules 2.6, 2.7, 2.8, 2.9,
                                               -------------  ---  ---  ---
2.10, 2.25 and Schedule 1.4;
- - ----  ----     ------------

          (h) Deliver to Home Savings the Preliminary Settlement Statement and exhibits thereto;


          (i) Deliver by 12:00 p.m. Pacific Time the Cash Payment by wire transfer in immediately available funds to an account designated by Home Savings;

          (j) Cause to be delivered to Home Savings, ALTA form leasehold extended coverage title policies issued by the Title Company with respect to each Branch Lease associated with the Rancho Park Branch to which Seller is a lessee or sublessee, or an unconditional commitment to issue such title policies dated as of the Closing Date promptly following the Closing, insuring Home Savings' leasehold interest under such Branch Lease in the amounts indicated on Exhibit F hereto (the "Title Policies"), subject in the case if each Title
- - ---------
Policy, only to (a) the lien for current taxes not yet due and payable, and (b) exceptions approved by Home Savings in writing (the "Permitted Exceptions"); provided, however, that (x) the boundary and survey exceptions shall be deleted
- - --------
to the maximum extent permitted under applicable title insurance regulations, and (y) the exception to the lien for taxes shall be limited to the tax year in which the Closing occurs and subsequent years and shall state that such taxes are not yet due and payable;

          (k) Execute and deliver to Home Savings a Bill of Sale and Assignment in the form attached hereto as Exhibit G;
                               ---------
          (l) Deliver to Home Savings a General Assignment in the form attached hereto as Exhibit H;
          ---------
          (m) Deliver to Home Savings all consents necessary for the assignment of the Assumed Contracts;

          (n) Deliver to Home Savings a certificate of the President of Seller, or of another officer acceptable to Home Savings, dated as of the Closing Date, that the conditions to Home Savings obligations set forth in Sections 7.1, 7.2, 7.4, 7.5, 7.6, and 7.8 have been met;

          (o) Execute and deliver a certificate of non-foreign status in the form attached hereto as Exhibit I;
                        ---------

          (p)  Deliver to Home Savings possession of the Assets;

          (q) Deliver to Home Savings such safe deposit and safekeeping files and records pertaining to the Safe Deposit Business as exist and are available, together with the contents of the safe deposit boxes maintained at the Branches, as the same exist as of the close of business on the Closing Date;

          (r) Deliver to Home Savings originally executed copies of (i) the Branch Leases, together with copies of all documents and correspondence relevant to Home Savings' obligations under the Branch Leases, (ii) the Assumed Contracts, and (iii) all other documents not of record related to the Branch Leases or the Assumed Contracts that Home Savings will be bound by, or a party to, as a result of the consummation of the transactions contemplated by this Agreement;

          (s) Cause to be delivered to Home Savings an opinion of counsel to Seller substantially in the form attached hereto as Exhibit J;
                                                    ---------

          (t) Execute and deliver to Home Savings an Assumption Agreement in the form attached hereto as Exhibit K;
                        ---------

          (u) Execute and deliver to Home Savings a transfer agreement substantially in the form attached hereto as Exhibit L, relating to the transfer
                                             ---------
of certain retirement accounts to Home Savings from Seller; and

          (v) Deliver or cause to be delivered to Home Savings all other documents and instruments necessary to transfer to Home Savings all of Seller's right, title and interest in and to the Assets and the Liabilities.

     10.4 Closing Documents to be Delivered or Actions to be Taken by
          -----------------------------------------------------------
Home Savings.
- - ------------

     At least three (3) business days prior to the Closing, Home Savings shall:

          (a) Execute and deliver to the Title Company in escrow for the benefit of Seller an executed Lessee's Assignment and Assumption Agreement in the form attached hereto as Exhibit E
                            ---------
with respect to each Branch Lease to which Seller is a lessee or sublessee.

     At the Closing, Home Savings shall:

          (b) Deliver a certificate of a Senior Vice President of Home Savings, or of another officer acceptable to Seller, dated as of the Closing Date, that the conditions to Seller's obligations set forth in Sections 8.1, 8.2, 8.3, and
8.4 have been met;

          (c) Cause to be delivered to Seller an opinion of counsel to Home Savings substantially in the form attached hereto as Exhibit M and an opinion of
                                                     ---------
in-house counsel substantially in the form attached hereto as Exhibit M-1;
                                                              -----------

          (d) Execute and deliver to Seller an Assumption Agreement in the form attached hereto as Exhibit K;
                   ---------

          (e) Execute and deliver to Seller a transfer agreement substantially in the form attached hereto as Exhibit L, relating to the transfer of certain
                               ---------
retirement accounts to Home Savings from Seller; and

          (f) Deliver or cause to be delivered to Seller all other documents and instruments necessary to transfer to Home Savings all of Seller's right, title and interest in and to the Assets and the Liabilities.

     10.5 Post Closing Adjustments.
          ------------------------

          (a) As soon as reasonably practicable after the Closing Date, but no later than five (5) business days thereafter, Seller shall provide Home Savings with: (i) a final Schedule 2.7 that shall accurately reflect the Net Book Value
                   ------------
of each item of Personal Property calculated as of the close of business on the Closing Date; (ii) final Schedules 2.6 and 2.8 that shall accurately reflect the
                         -------------     ---
related balances as shown on the financial records of Seller as of the close of business on the Closing Date; and (iii) a final Schedule 1.4 that shall
                                                ------------
accurately reflect the amount of Cash on Hand as of the close of business on the Closing Date, which Schedule shall be prepared by Seller based upon a cash count to be mutually conducted by Seller and Home Savings at the close of business on the Closing Date. The Chief Financial Officer of Seller shall deliver with the final Schedules a certificate in the form attached hereto as Exhibit N. Home
                                                             ---------
Savings shall have the right to review any and all documents (and to interview any and all Seller personnel) necessary or desirable to confirm the accuracy of final Schedules 1.4, 2.6, 2.7, and 2.8.
      -------------  ---  ---      ---

          (b) As soon as reasonably practicable after the Closing Date, but no later than five (5) business days thereafter, Seller shall prepare and deliver to Home Savings a final settlement statement (the "Final Settlement Statement"), substantially in the form attached hereto as Exhibit O, which shall show the
                                             ---------
calculation of the final purchase price based on the final Schedules delivered pursuant to Section 10.5(a). Upon delivery of the Final Settlement Statement, Home Savings or Seller, as the case may be, shall promptly make such payments in the amount and manner as are specified in Section 10.5(c) hereof.

          (c) If the purchase price amount shown on the Final Settlement Statement (the "Final Payment Amount") is different from the Cash Payment, then a payment shall be made in the following manner; if the Cash Payment shall have been greater than the Final Payment Amount, Home Savings shall refund to Seller the difference between such amounts; if the Cash Payment shall have been less than the Final Payment Amount, Seller shall pay to Home Savings the difference between such amounts. Such payment shall be made promptly by wire transfer in immediately available collected funds, together with interest thereon for the number of days from and including the Closing Date to such settlement date, but excluding such settlement date, at the rate per annum equal to the average over such period of the average of the daily high and low rates for federal funds on each business day during such period, as such rates are published in the Western Edition of the Wall Street Journal, computed in the basis of a 365-day year. Payments received after 12:00 p.m. Pacific time on the Settlement Date shall be deemed to have been paid on the next business day, and the remittance shall bear interest, as calculated pursuant to this Section, for such extra day or days.

                                  ARTICLE 11

                         TRANSFER OF DEPOSIT ACCOUNTS
                         ----------------------------

     11.1 Notices.  Each of Seller and Home Savings shall obtain the prior
          -------
approval of the other of its written notification to Deposit holders of the transfer of the Deposits from Seller to Home Savings. Neither Seller nor Home Savings shall unreasonably withhold such approval. Any such notification shall be made no later than five (5) days after all regulatory approvals have been received.

     11.2 Certain Obligations for Retained Accounts.  Seller shall hold for the
          -----------------------------------------
applicable period required by law all records relating to all deposit accounts associated with the Branches that are not assumed by Home Savings pursuant to this Agreement, including, among other, all deposit accounts closed prior to the Closing ("Retained Accounts"). Seller shall remain responsible for administration of the Retained Accounts, including the responsibility, among others, for the payment of interest income, documentation and compliance with all applicable laws and regulations.

   11.3 Post Closing Reconciliation.
        ---------------------------

        (a) Returned Items. Any items that were (i) credited for deposit to,
            ---------------
or (ii) cashed against, an account at Seller's Branches prior to the Closing and that are returned unpaid after the Closing and within the guidelines specified under "Regulation CC" of the Federal Reserve System ("Returned Items") will be handled as follows:

           (i) If Home Savings' bank account is charged for the Returned Item, Home Savings will use its best efforts to obtain reimbursement from the account to which, or from the party to whom, the item was credited; provided that if Seller receives notification of a large Returned Item ($2,500 or more) before 2:00 p.m. on any business day, Seller will notify Home Savings of such Returned Item as soon as practicably possible on the same day notification is received. If there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit with Home Savings standing in the name of the party liable for such Returned Item, upon proper identification of such party, Home Savings will debit any or all of such accounts an amount equal in the aggregate to the Returned Items, provided that such debit is permissible under Home Savings' agreement with such party and applicable laws and regulations. If those accounts which may be debited do not contain funds sufficient to reimburse Home Savings fully (for reasons other than Home Savings' breach of Section 11.3(d), Seller will, upon notice from Home Savings, reimburse Home Savings to the extent sufficient funds are available and immediately repay to Home Savings the balance of the Returned Item not reimbursed and Home Savings will assign the item to Seller for collection.

           (ii) If Seller's bank account is charged for the Returned Item and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit with Home Savings standing in the name of the party liable for such Returned Item, upon proper identification of such party, Seller shall immediately notify Home Savings, and Home Savings will debit any or all of such accounts an amount equal in the aggregate to the Returned Item, provided that such debit is permissible under Home Savings' agreement with such party and applicable laws and regulations and shall repay that amount to Seller. If there are not sufficient funds in the accounts which may be debited (for reasons other than Home Savings' breach of Section 11.3(d)), Home Savings will have no obligation to repay Seller unless and until Home Savings obtains reimbursement from the party liable for the Returned Item.

          (b)  ACH Transactions. Each party shall use its best efforts to
               ----------------
transfer all ACH arrangements as soon as practicable after the Closing Date. At least thirty (30) day prior to the Closing Date, Seller will deliver to Home Savings all records and information necessary to administer such arrangements. After the Closing Date, Seller will use its best efforts to telecopy or deliver to Home Savings, at the address Home Savings may from time to time designate,
(i) by 12:00 p.m. of each business day, a summary of ACH items affecting the deposits transferred during the prior business day, including claim number, suffix (if applicable), source name, trace ID, Company ID, client name and effective date, and (ii) by 3:00 p.m. of each business day, a list of ACH returns received on such business day. Home Savings shall have no obligation to continue ACH or recurring debit arrangements that were originated or administered by Seller, and Seller shall terminate such arrangements on or prior to the Closing Date. Seller's obligation to deliver such summaries and forward such ACH items shall continue for 150 days after the Closing Date. Thereafter, Seller shall return such ACH items to the originator. On a daily basis, the parties will agree on the net amount of ACH items transferred (after each party nets items against returns received) and the party with the net credit will remit the difference, on the same day, by immediately available funds, all ACH item funds then known. Settlement shall be by file or transmission date information.

          (c)  Checking Accounts. On a daily basis, Seller, at its sole expense,
               -----------------
will outsort all Branch checks received by it drawn on accounts assumed by Home Savings and prepare them for delivery to Home Savings' service center. Home Savings accepts full responsibility to either pay the items or return them in accordance with the customer agreement and the California Uniform Commercial Code and all applicable federal laws and regulations. Seller's obligation to outsort and deliver such Branch checks shall continue for ninety (90) days after the Closing Date. After the 90-day period Seller will stop accepting such items and will return items marked "Refer to Maker." Seller will give Home Savings a daily accounting of debits to its clearing account. On a daily basis, the parties will agree on the net amount of inclearing items transferred and the party with the net credit will remit the difference, on the same day, by immediately available funds to the other party. Within ten (10) business days following the Closing Date, Home Savings, at its sole expense, will mail to holders of those Deposits acquired from Seller which may be accessed by checks, new checks MICR encoded with Home Savings' routing and transit numbers and Home Savings' customer identification number.

          (d)  Holds. Holds that have been placed by Seller on particular
               -----
accounts or on individual checks, drafts or other instruments will be continued by Home Savings under the same terms. Seller will deliver to Home Savings at the Closing a schedule of such holds.

          (e)  Incoming Deposits and Mail. In the event Seller receives after
               --------------------------
the Closing Date, a deposit, payment or mail with respect to the Assets or Deposits transferred to Home Savings, it shall, at its expense, mail such to Home Savings within one (1) business day of receipt thereof at the address Home Savings may from time to time designate. Legal process received in regard to such Assets or Deposits shall not be forwarded.

     11.4 Data Processing. The parties agree to cooperate with each other to
          ---------------
ensure the orderly transfer of all applicable data tapes and processing information, and to facilitate an electronic and systematic conversion of all applicable data regarding Deposits, Accounts Loans, Transaction Account Loans, ATM cards and collection accounts, and the parties shall share equally the costs associated with the transfer of any tapes and information and the conversion of data. Within ten (10) business days of the date of this Agreement, the parties shall exchange all data information necessary for such conversion processing and shall provide the initial data processing pre-conversion file layout and product definitions. No later than forty-five (45) days prior to the Closing Date, the parties shall provide the final data processing pre-conversion file packages to each other and shall provide any and all additional data processing information added to the system subsequent to the preparation of the final pre-conversion tapes on a weekly basis. Each party shall use its best efforts to provide to the other party as soon as practicable, but no later than 12:00 p.m. on the day after the closing Date, two (2) sets of final data processing conversion file packages.

     11.5 Safe Deposit Boxes. On or before the date that is twenty-one (21) days
          ------------------
prior to the Closing Date, Seller shall notify by letter renters of safe deposit boxes located at the Branches of the disposition of their safe deposit boxes as of the Closing Date. In the event of removal of such boxes to a new location, the parties agree to cooperate in the safe and lawful transfer of such occupied boxes. The costs and expenses incurred in the transfer and security of such boxes will be paid by Seller.

     11.6 Taxpayer Information. Seller shall deliver to Home Savings within five
          --------------------
(5) business days after the Closing Date (i) taxpayer identification numbers (or records of appropriate exemptions) for all holders of Deposit accounts and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS and/or account holders with respect to the Assets and Liabilities transferred. Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers.

     11.7 Card Processing. Seller will void on and as of the Closing Date all
          ---------------
(i) ATM access cards issued by it to customers of the Branches who will not have ATM-accessible accounts with Seller after the Closing Date, (ii) debit cards issued by it to customers of the Branches who will not have debit card-accessible accounts with Seller after the Closing Date, and (iii) check guarantee cards issued by it to customers of the Branches who will not have checking accounts with Seller after the Closing Date.

          Seller agrees to exchange the necessary data and tapes required, prior to the Closing Date, to accommodate the processing of ATM cards, which may be issued prior to the Closing Date. Furthermore, both parties agree to settle within two (2) business days of the ATM transaction (i) any and all rejected ATM transactions processed after the Closing Date, and (ii) any and all ATM transactions processed while the ATM network could not communicate with Seller's main host, and the total sum of such transactions shall be remitted to Seller on the same date the transactions are settled.

          Any claim submitted under "Regulation E" of the Federal Reserve System, for transactions processed prior to the Closing Date on Deposits transferred shall be settled as follows:

          (a) If such claim is submitted to Seller, Seller shall process the claim under the guidelines specified in "Regulation E," and if a reimbursement to the customer is determined necessary, Seller shall directly reimburse the customer; and

          (b) If the claim is submitted to Home Savings, Home Savings shall process the claim under the guidelines specified in "Regulation E," and if a reimbursement to the customer is determined necessary, Home Savings shall directly reimburse the customer and notify Seller of such reimbursement. Seller shall remit, by wire transfer or other immediately available funds, an amount equal to the reimbursement paid by Home Savings to the customer.

          Such settlement shall continue for ninety (90) days following the Closing Date. All claims submitted after such ninety (90) day period shall be returned by Seller to the originator of the claim.

                                  ARTICLE 12

                                  TERMINATION
                                  -----------

     12.1 Events of Termination.  This Agreement shall be terminable and, if so
          ---------------------
terminated, be of no further force or effect between the parties hereto, except as to any liability for breach of any duty, representation, warranty or obligation arising prior to the date of termination, upon the occurrence of any of the following events:

          (a)  By mutual written consent of Seller and Home Savings;

          (b)  By Seller, if any of the conditions set forth in Article 8 or in
Article 9 have not been met by October 30, 1994, unless the failure to meet such conditions does not constitute a material breach by Home Savings of this Agreement;

          (c) By Home Savings, if any of the conditions set forth in Article 7 or in Article 9 have not been met by October 30, 1994, unless the failure to meet such conditions does not constitute a material breach by Seller of this Agreement;

          (d) By Home Savings, if it discovers information or conditions that are, individually or in the aggregate, materially and adversely different from the information and conditions contained in this Agreement, including the representations and warranties set forth in Article 2 and in the original and/or updated Schedules hereto, provided, however, that Seller shall be given notice
                          --------
and the opportunity to remedy the defective condition in accordance with the provisions of Article 4 of this Agreement;

          (e) By Home Savings, if there is a material adverse change in the condition or value of the Branches, the Assets or the Liabilities, including, without limitation, a decline in excess of fifteen percent (15%) of the aggregate amount of the Deposits domiciled at the Branches from the date of this Agreement;

          (f) By either party, if the other party has failed to disclose in writing pursuant to Section 2.14 and 5.7 or Section 3.6, as the case may be, facts known to it that could have an adverse effect on its ability to obtain all requisite regulatory consents or to perform its obligations under this Agreement;

          (g) By either party, if a representation or warranty of the other party is or becomes false or inaccurate or if the other party fails to comply with a covenant in a timely manner, provided that such breach is material to the value or condition of the Branches, the Assets or the Liabilities or such breach has a material impact on the other party's ability to consummate the transactions contemplated hereby;

          (h) By either party, (i) if the Fed, the OTS, the FDIC or any other governmental agency having jurisdiction over the transactions contemplated by this Agreement notifies Seller or Home Savings in writing that by its final determination it will refuse to grant an approval or consent to any material element of the transactions;

          (i) By Home Savings, if it reasonably determines that any of the Transfer Branches is (i) threatened with condemnation, (ii) the subject of legal proceedings commenced under the power of eminent domain, (iii) subject to any zoning or other order, limitation or restriction that could have a material adverse effect on the use of such Branch as a savings and loan branch office, or
(iv) damaged or destroyed by fire, earthquake, flood, or other casualty.

     12.2 Manner of Termination. If a party desires to terminate this Agreement
          ---------------------
pursuant to any right under this Article, such termination shall be ineffective unless communicated in writing to the other party. Notwithstanding anything to the contrary herein contained, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other party.


                                  ARTICLE 13

                                INDEMNIFICATION
                                ---------------

     13.1 Indemnification by Both Parties.  Home Savings and Seller mutually
          -------------------------------
agree to indemnify and hold each other harmless from, and to reimburse each other promptly for, any and all losses, liabilities, damages, remediation costs, expenses and other costs (including broker's and finder's fees, commissions, financial advisory fees, court costs, costs of investigation and reasonable attorney's fees) ("Losses") that one party may incur or suffer as the result of the untruth, inaccuracy, or breach of any representation, warranty, agreement, or covenant made by the other party herein.

     13.2 Indemnification by Seller.
          -------------------------

          (a) Seller shall indemnify, hold harmless and defend Home Savings from and against any and all Losses arising out of any actions, suits, or other proceedings, claims or demands ("Actions") commenced prior to or after the Closing, which arise out of or in any way relate to the operations at any of the

Branches prior to the Closing, including, without limitation, Actions in any way related to or arising out of (i) the physical condition of (or the presence of Hazardous Substances at) any Branch on or prior to the Closing, (ii) information reporting, backup withholding, customer certification, consumer disclosure or other administrative practices at any of the Branches, (iii) the administration of the Deposits, Account Loans or Transaction Account Loans prior to the Closing, (iv) the Personal Property, Real Property, Assumed Contracts, Branch Leases, Records, or Safe Deposit Business, (v) the fiduciary duties of Seller with respect to the individual retirement accounts assumed by Home Savings or included within the Deposits, or (vi) any deposit liability not fully and accurately reflected on the final Schedule 2.6.
                                  ------------

          (b) The Losses indemnified in accordance with Section 13.2(a) shall include, but not be limited to, Losses arising out of or in connection with any claim of or liability for:

               (i) any employee or former employee of Seller in connection with any employee benefit plan, welfare plan or any employment practice of Seller;

               (ii) taxes relating to the Assets or the Liabilities attributable to periods prior to the Closing, except as specifically provided herein and including any and all penalties and/or interest on taxes for such periods; or

               (iii) any violation or alleged violation of any law, ordinance, rule or regulation prior to the Closing Date, relating to any of the Assets transferred to Home Savings or any of the Liabilities assumed by Home Savings.

          (c) Seller shall further indemnify, hold harmless and defend Home Savings against any and all information reporting penalties assessed against Home Savings for periods before, on or after the Closing Date as a result of customer deposit or account information relating to the Deposits transferred to Home Savings which are uncertified, incorrect, invalid, or missing as of the Closing or for which the "reasonable cause" exception (as defined in IRC Sections 6721 to 6724 and the regulations thereunder) is not available.

     13.3 Indemnification by Home Savings. Home Savings shall indemnify, hold
          -------------------------------
harmless and defend Seller from and against any and all Losses arising out of any Actions commenced after the Closing that arise out of or are in any way related to (i) the operation of any of the Branches or the administration of the Deposits, Account Loans, or Transaction Account Loans by Home Savings subsequent to the Closing, insofar as the basis for such Action arises subsequent to the Closing, (ii) the Personal Property, Real Property, Assumed Contracts, Records, or Safe

Deposit Business, insofar as the basis for such Action arises subsequent to the Closing, or (iii) the fiduciary duties of Home Savings arising subsequent to the Closing with respect to the individual retirement accounts assumed by Home Saving or included within the Deposits.

                                  ARTICLE 14

                                 MISCELLANEOUS
                                 -------------

     14.1 Survival.  The representations and warranties of Seller set forth
          --------
herein shall survive the Closing and any investigation by Home Savings.

     14.2 Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be sufficiently given if sent by registered, certified or first class United States mail, postage prepaid; by overnight courier guaranteeing next day delivery; or by hand delivery, addressed as follows:

          If to Home Savings:

               Corporate Research Department
               Home Savings of America, FSB
               4900 Rivergrade Road
               Irwindale, California 91706

               Attention:  Verne R. Kline
                           Senior Vice President

               With copies to:

                    Legal Department
                    Home Savings of America, FSB
                    4900 Rivergrade Road
                    Irwindale, California 91706

                    Attention:  Covert E. Parnell III, Esq.
                                General Counsel

                    Munger, Tolles & Olson
                    355 South Grand Avenue
                    35th Floor
                    Los Angeles, California 90071-1560

                    Attention:  John B. Frank, Esq.

           If to Seller:

                 Fidelity Federal Bank
                 600 N. Brand Boulevard
                 Glendale, California 91209-1631

                 Attention: James Stutz, Executive Vice President

                 With copies to:

                       Legal Department
                       Fidelity Federal Bank
                       600 N. Brand Boulevard
                       Glendale, California 91209-1631

                       Attention: Godfrey B. Evans, General Counsel

                       Jeffer, Mangels, Butler & Marmaro
                       2121 Avenue of the Stars, 10th Floor
                       Los Angeles, California 90067

                       Attention:  Anthony J. Wall, Esq.

or such other address as shall be furnished in writing by either party, and such notice or consummation shall be deemed to have been given as of three (3) days after the date so mailed if sent by United States mail, one (1) business day after the date sent if sent by overnight courier, or on the date so delivered if delivered in person.

     14.3  Taxes; Expenses.  Each party hereto shall pay its own expenses,
           ---------------
including attorney's fees and filing or other fees payable in connection with all applications, notification and report forms and notices to be filed pursuant to Section 6.1. All property taxes and assessments with respect to the Assets shall be prorated between the parties on the basis of a three hundred and sixty-five (365) day year as of the close of business on the Closing Date. All rent and utility payments and other ordinary operating expenses related to any of the Branches shall be credited to or paid by Seller, except that all rent and utility payments and other ordinary operating expenses related to the Transfer Branches (other than any Excluded Branch) attributable to the operations after the close of business on the Closing Date shall be credited to or paid by Home Savings. All payments and charges under the Assumed Contracts due or accrued through the close of business on the Closing Date shall be credited to or paid by Seller, and all payments and charges under the Assumed Contracts due or accrued after the close of business on the Closing Date shall be credited to or paid by Home Savings. All recording, transfer, sales and documentary transfer taxes, fees, charges and assessments resulting or arising from the sale and purchase of the Assets and the assumption of the Liabilities shall be paid by Seller. All title insurance fees, premiums and related costs shall be paid by Seller, provided that Home Savings shall pay that portion of the premium attributable to the ALTA extended coverage.

     14.4  Entire Agreement, Modifications, Waivers, Headings.  This Agreement,
           --------------------------------------------------
including any exhibits and schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties, whether oral or written, in connection herewith. No modification of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Section and subsection headings are not considered part of this Agreement, are solely for convenience of reference, and are not intended to be full or accurate descriptions of the contents of any section or subsection.

     14.5  Successors and Assigns.  All of the terms, obligations and
           ----------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns, but rights under this Agreement may not be assigned and duties hereunder may not be delegated by either party without the written consent of the other, and any such assignment or delegation shall be void and of no force or effect.

     14.6  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, all of which taken together shall constitute one instrument.

     14.7  Governing Law.  This Agreement shall be governed by federal law,
           -------------
including laws and regulations governing the operation of federal savings institutions. To the extent federal law is not applicable, the governing law applicable to this Agreement shall be the law of the State of California applicable to contracts made and to be performed within the State of California by residents of the State of California.

     14.8  Time is of the Essence.  Time is of the essence of this Agreement.
           ----------------------

     14.9  Attorney's Fees.  If any action at law or in equity, including an
           ---------------
action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees shall be in addition to any other relief which may be awarded.

     14.10  Severability.  If any provision of this Agreement or the application
            ------------
of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be severed from this Agreement, and this Agreement shall continue in full force and effect without said provision; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either party.

     14.11  SAIF and BIF Fees.  The parties hereby agree that each shall use
            -----------------
its best efforts to obtain all necessary regulatory approvals to consummate the transfer of Deposits as contemplated by this Agreement without the assessment of exit and entrance fees by the FDIC, including, without limitation, approval pursuant to Section 5 (d) (3) of the FDIA.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FIDELITY FEDERAL BANK, FSB                   HOME SAVINGS OF AMERICA, FSB

By: /s/ signature to come                    By: /s/ signature to come
   ----------------------------------           --------------------------------
   Its: Executive Vice President                Its: Senior Vice President
        -----------------------------               ----------------------------

                                   EXHIBIT A

                              BRANCHES OF SELLER


                       1.  "Agoura Hills Branch"
                           5613 Kanan Road
                           Agoura Hills, California

                       2.  16130 Ventura Boulevard
                           Encino, California

                       3.  "Fairfax Branch"
                           369 North Fairfax Avenue
                           Los Angeles, California

                       4.  73-040 El Paseo
                           Palm Desert, California

                       5.  "Rancho Park Branch"
                           10531 West Pico Boulevard
                           Los Angeles, California

                       6.  "Santa Monica Branch"
                           1231 Wilshire Boulevard
                           Santa Monica, California

                       7.  "Simi Valley Branch"
                           5775 E. Los Angeles Avenue
                           Simi Valley, California

                       8.  "Westwood Branch"
                           1460 Westwood Boulevard
                           Los Angeles, California

                       9.  "Woodland Hills Branch"
                           5441 Topanga Canyon Boulevard
                           Woodland Hills, California

                                   EXHIBIT B

                         HOME SAVINGS OF AMERICA, FSB

                          FIDELITY FEDERAL BANK, FSB

                       PRELIMINARY SETTLEMENT STATEMENT
                       --------------------------------

     This Preliminary Settlement Statement is provided by Fidelity Federal Bank, FSB ("Seller") pursuant to the terms of that certain Purchase of Assets and Liability Assumption Agreement dated as of July 19, 1994 by and between Home Savings of America, FSB and Seller (the "Agreement"). Unless otherwise defined, all capitalized terms used in this Preliminary Settlement Statement shall have the meanings attributed to them in the Agreement.

                          Calculation of Cash Payment
                          ---------------------------

                                      I.

A.   Deposits (as reflected on updated
     Schedule 2.6)                                         $
                                                            ============

B.   Preliminary Purchase Price equals
     the sum of:

     Net Book Value of Personal Property
     as reflected on updated Schedule 2.7                  $
                                                            ------------

     Aggregate Principal Amount of Account
     Loans and Transaction Account Loans
     as reflected on updated Schedule 2.8                  $
                                                            ------------

     Cash on Hand as reflected on
     Schedule 1.4                                          $
                                                            ------------

     Deposit Premium (Core Deposits as
     reflected on updated Schedule 2.6
     ($_______) multiplied by 2.15%)                       $
                                                            ------------

     Preliminary Purchase Price                            $
                                                            ============

C.   Net Lease Deposits as calculated
     pursuant to Section 10.2 of the
     Agreement                                             $
                                                            ============

D.   FDIC Insurance Premium as calculated
     pursuant to Section 10.2 of the
     Agreement                                             $
                                                            ============

E.   Net expenses, taxes, rental,
     charges, etc., to be prorated
     between the parties pursuant to
     Section 14.3 of the Agreement
     and not otherwise reflected
     herein (supporting documents
     attached)                                             $
                                                            ===========

F.   Advance Safe Deposit Rentals
     as calculated pursuant to
     Section 10.2 of the Agreement                         $
                                                            ===========

                                      II.

Deposits                                                   $
                                                            -----------

less Preliminary Purchase Price                            $
- - ----                                                        -----------

less Net Lease Deposits                                    $
- - ----                                                        -----------

less FDIC Insurance Premium                                $
- - ----                                                        -----------

less or plus net amount of expenses,
- - ----    ----                                               $
taxes, etc. prorated between the parties                     -----------

plus Advance Safe Deposit Rentals                          $
- - ----                                                        -----------

equals CASH PAYMENT                                        $
- - ------                                                      ===========

                                   EXHIBIT C

                         LESSOR'S ESTOPPEL CERTIFICATE
                         -----------------------------

TO:  HOME SAVINGS OF AMERICA, FSB

RE:  Lease dated _________________ between ________________________
     ___________________________, as lessor ("Lessor") and Seller, as lessee
     ("Lessee"), as modified by agreements and documents dated
     _________________________ (said lease as so modified is hereinafter called the "Lease"), for certain premises ("Premises") located at _______________________________________, California.

          The undersigned, as Lessor under the Lease, hereby certifies that, as of the date hereof, the following is true and correct:

          1. A complete and accurate copy of the Lease, including all riders, addenda and/or amendments is attached hereto.

          2. The Lease is in full force and effect, and contains the entire agreement between Lessor and Lessee with respect to leasing of the Premises, without further modification, alteration or amendment.

          3. There is and has been no default in the performance of the Lease by Lessee, nor, to the best of Lessor's knowledge, has any event occurred or condition arisen which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Lessee.

          4.   The Lease Term commenced ___________________________ and
terminates ____________________________.

          5. Rental and all other charges due under the Lease have been fully paid through __________________________.

          6. The total base monthly rent currently paid by Lessee under the Lease is $____________.

          7. The total Security Deposit currently held by Lessor, pursuant to the Lease, is $____________.

          8. Lessee's pro rata share of all costs necessary for the operation and maintenance of the common areas, if any, is ______%. The current monthly payment due for Lessee's estimated pro rata share of such expenses is $_____________.

                                      C-1

          9. The foregoing constitutes a complete list of all amounts payable by Lessee to Lessor under the Lease.

          10. Lessee has no options or rights of first refusal affecting the Lease or the Premises, except as fully reflected in the Lease.


          11. [Home Savings to supply additional language clarifying the meaning of ambiguous provisions, etc. as necessary.]

          The undersigned acknowledges that Home Savings will rely upon this Certificate in assuming Lessee's rights and obligations under the Lease.

Dated _________________, 1994

                                       LESSOR:

                                       ______________________________

                                       By: __________________________

                                       Its: _________________________

                                  EXHIBIT C-1

                         LESSEE'S ESTOPPEL CERTIFICATE
                         -----------------------------

TO: HOME SAVINGS OF AMERICA, FSB

RE: [Sublease] [Lease] dated ____________ between Fidelity Federal Bank, FSB, as lessor ("Lessor") and ___________ as lessee ("Lessee"), as modified by agreements and documents dated ________ (said [sublease] [lease] as so modified is hereinafter called the "Lease"), for certain premises ("Premises") located at _______________________, California.

      The undersigned, as Lessee under the Lease, hereby certifies that, as of the date hereof, the following is true and correct:

      1. A complete and accurate copy of the Lease, including all riders, addenda and/or amendments is attached hereto.

      2. The Lease is in full force and effect, and contains the entire agreement between Lessor and Lessee with respect to leasing of the Premises, without further modification, alteration or amendment.

      3. There is and has been no default in the performance of the Lease by Lessor, nor, to the best of Lessee's knowledge, has any event occurred or condition arisen which, with the passage of time, or the giving of notice, or both, would constitute a default or breach by Lessor.

      4.  The Lease Term commenced ___________ and terminates __________.

      5. Rental and all other charges due under the Lease have been fully paid through __________.

      6. The total base monthly rent currently paid by Lessee under the Lease is $_________. There has been no prepayment of rent except as provided in the Lease.

      7. The total Security Deposit currently held by Lessor, pursuant to the Lease, is $________.

      8. Lessee has no options or rights of first refusal affecting the Lease or the Premises, except as fully reflected in the Lease.

                                     C-1-1

      9. [Home Savings to supply additional language clarifying the meaning of ambiguous provisions, etc. as necessary.]

      The undersigned acknowledges that Home Savings will rely upon this Certificate in assuming Lessor's rights and obligations under the Lease.


Dated ___________, 1994

                                             LESSEE:

                                             ___________________________

                                             By: _______________________

                                             Its: ______________________

                                     C-1-2

                                   EXHIBIT D

                             CONSENT TO ASSIGNMENT
                             ---------------------

          The undersigned
                          --------------------------------------------------,
the current [lessor][lessee] ("Consenting Party") with respect to that certain
[lease][sublease], dated                         between
                        ------------------------,       --------------------
and Seller, as [lessee] [lessor] (hereinafter called the "Assignor"), as
modified by agreements and documents dated                      (said
                                          ----------------------
[lease][sublease] as so modified is hereinafter called the "Lease") for premises located at
          -------------------------------------------------------------------
(hereinafter called the "Premises"), does hereby consent to the assignment of the Assignor's interest in the Lease and the Premises to HOME SAVINGS OF AMERICA, FSB (hereinafter called the "Assignee"), provided such assignment is effected pursuant to the terms of an Assignment and Assumption Agreement substantially in the form attached as Exhibit A hereto.

          The undersigned further confirms that Assignee may replace Assignor's signage with comparable signage of the Assignee without further permission of the undersigned.

          [In consideration of the assignment of the Assignor's interest in the Lease and the premises to the Assignee and the Assignee's assumption of the obligations of the [lessee][lessor] under the Lease, the undersigned hereby releases the Assignor from all liability under the Lease accruing from and after the effective date of the assignment.]*

          IN WITNESS WHEREOF, the undersigned has executed this Consent the
      day or           , 1994.
- - ------       ----------

                                        [                     ]


                                        By: /s/
                                            ------------------------------
                                        Its:
                                            ------------------------------

* If any lessor objects to this bracketed provision, Seller shall delete it from this Consent.

                                   EXHIBIT E

                 LESSEE'S ASSIGNMENT AND ASSUMPTION AGREEMENT
                 --------------------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, entered into this ____ day of ____________, 1994, by and between Fidelity Federal Bank, FSB, having an office at ______________________________ (hereinafter called the "Assignor"), and Home Savings of America, FSB, having an office at 4900 Rivergrade Road, Irwindale, California 91706 (hereinafter called the "Assignee");

WITNESSETH:

     WHEREAS, by lease, dated ___________, 19__, _____________________, as lessor, leased to Assignor as lessee, certain premises located at __________________________________________ (hereinafter called the "Premises")
for the term and upon the terms and conditions contained in said lease; and

     WHEREAS, said lease has heretofore been modified by amendments dated __________________________________________ (said lease as so modified is hereinafter called the "Lease"); and

     WHEREAS, Assignor and Assignee have entered into that certain Purchase of Assets and Liability Assumption Agreement dated ___________, 1994 (the "Agreement"), whereby Assignor has agreed to sell and Assignee has agreed to purchase certain of the assets of Assignor described therein and whereby Assignor has agreed to transfer and Assignee has agreed to assume certain of the liabilities of Assignor described therein; and

     WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to accept said assignment and to assume the obligations of Assignor under the Lease, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties agree as follows:

     1. Assignor assigns to Assignee as of the close of business on ______________, 1994 (the "Closing Date") all of the Assignor's right, title and interest in and to the Lease and the Premises and all leasehold improvements and fixtures installed or located therein, free and clear of any lien or encumbrance.

     2. Assignor warrants and represents to Assignee that Assignor has full power and authority to transfer to Assignee the lessee's interest in the Lease, the Premises and the leasehold improvements and fixtures in accordance with the terms of this Agreement; that Assignor is the sole owner of the lessee's interest therein; that the Lease is in full force and effect; that rent and the other obligations of the lessee under the Lease have been paid or performed by Assignor; that the Assignor is not in default under the Lease; and that no event has occurred which with the passage of time will constitute a default under the Lease.

     3. Assignee accepts as of the close of business on the Closing Date said assignment of Assignor's interest in the Lease and assumes all of the obligations of the lessee under the Lease arising on or after the close of business on the Closing Date.

     4. Assignor agrees to and does hereby indemnify and hold Assignee harmless from and against any loss, liability, damage, claims, demands, cost or expense, including reasonable attorneys' fees, arising out of or in connection with the obligations of the lessee under the Lease or the use and occupancy of the Premises prior to the close of business on the Closing Date.

     5. Assignee agrees to and does hereby indemnify and hold Assignor harmless from and against any loss, liability, damage, claims, demands, cost or expense, including reasonable attorneys' fees, arising out of or in connection with the obligations of the lessee under the Lease or the use and occupancy of the Premises on or after the close of business on the Closing Date.

     6. Should any action or proceeding, excluding arbitration, be commenced between the parties to this Assignment concerning this Assignment, or the rights and duties of either in relation hereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the action or proceeding, to a reasonable sum as and for its attorneys' fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed the day and year first above written.

                                       FIDELITY FEDERAL BANK, FSB

                                       BY: __________________________
                                            [NAME]
                                            [TITLE]


                                       [NOTARIAL ACKNOWLEDGMENT]



                                       HOME SAVINGS OF AMERICA, FSB

                                       BY: __________________________
                                            [NAME]
                                            [TITLE]


                                       [NOTARIAL ACKNOWLEDGMENT]

                                  EXHIBIT E-1

                 LESSOR'S ASSIGNMENT AND ASSUMPTION AGREEMENT
                 --------------------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, entered into this __ day of _____, 1994, by and between Fidelity Federal Bank, FSB, having an office at
____________________ (hereinafter called the "Assignor"), and Home Savings of America, FSB, having an office at 4900 Rivergrade Road, Irwindale, California 91706 (hereinafter called the "Assignee"):

WITNESSETH:

     WHEREAS, by lease, dated __________, 19__, Assignor, as lessor, leased to __________ as lessee, certain premises located at ____________________
________________ (hereinafter called the "Premises") for the term and upon the terms and conditions contained in said lease; and

     WHEREAS, said lease has heretofore been modified by amendments dated ______________________________ (said lease as so modified is hereinafter called the "Lease"); and

     WHEREAS, Assignor and Assignee have entered into that certain Purchase of Assets and Liability Assumption Agreement dated __________, 1994 (the "Agreement"), whereby Assignor has agreed to sell and Assignee has agreed to purchase certain of the assets of Assignor described therein and whereby Assignor has agreed to transfer and Assignee has agreed to assume certain of the liabilities of Assignor described therein; and

     WHEREAS, Assignor desires to assign the Lease to Assignee and Assignee desires to accept said assignment and to assume the obligations of Assignor under the Lease, all upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties agree as follows:

     1. Assignor assigns to Assignee as of the close of business on __________, 1994 (the "Closing Date") all of the Assignor's right, title and interest in and to the Lease and the Premises and all leasehold improvements and fixtures installed or located therein, free and clear of any lien or encumbrance.

                                     E-1-1

     2. Assignor warrants and represents to Assignee that Assignor has full power and authority to transfer to Assignee the lessor's interest in the Lease, the Premises and the leasehold improvements and fixtures in accordance with the terms of this Agreement; that Assignor is the sole owner of the lessor's interest therein; that the Lease is in full force and effect; that the obligations of the lessor under the Lease have been performed by Assignor; that the Assignor is not in default under the Lease; and that no event has occurred which with the passage of time will constitute a default under the Lease.

     3. Assignee accepts as of the close of business on the Closing Date said assignment of Assignor's interest in the Lease and assumes all of the obligations of the lessor under the Lease arising on or after the close of business on the Closing Date.

     4. Assignor agrees to and does hereby indemnify and hold Assignee harmless from and against any loss, liability, damage, claims, demands, cost or expense, including reasonable attorneys' fees, arising out of or in connection with the obligations of the lessor under the Lease or the use and occupancy of the Premises prior to the close of business on the Closing Date.

     5. Assignee agrees to and does hereby indemnify and hold Assignor harmless from and against any loss, liability, damage, claims, demands, cost or expense, including reasonable attorneys' fees, arising out of or in connection with the obligations of the lessor under the Lease or the use and occupancy of the Premises on or after the close of business on the Closing Date.

     6. Should any action or proceeding, excluding arbitration, be commenced between the parties to this Assignment concerning this Assignment, or the rights and duties of either in relation hereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the action or proceeding, to a reasonable sum as and for its attorneys' fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                                     E-1-2

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed the day and year first above written.

                                       FIDELITY FEDERAL BANK, FSB

                                       BY:
                                          ----------------------------
                                          [NAME]
                                          [TITLE]


                                       [NOTARIAL ACKNOWLEDGMENT]



                                       HOME SAVINGS OF AMERICA, FSB

                                       BY:
                                          ----------------------------
                                          [NAME]
                                          [TITLE]



                                      [NOTARIAL ACKNOWLEDGMENT]



                                     E-1-3

                                   EXHIBIT F

                           TITLE INSURANCE COVERAGE
                           ------------------------


Branch Location                            Amount of Title Insurance
- - ---------------                            -------------------------
Rancho Park Branch                         $275,000


                                   EXHIBIT G

                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Fidelity Federal Bank, FSB ("Seller") does hereby assign, grant, sell, transfer and deliver to HOME SAVINGS OF AMERICA, FSB ("Home Savings"), in accordance with the certain Purchase of Assets and Liability Assumption Agreement dated as of July 19, 1994 by and between Seller and Home Savings (the "Agreement"), all of Seller's right, title and interest in and to all of the Personal Property, Account Loans, Transaction Account Loans, Assumed Contracts, Safe Deposit Business, Records and all other Assets as and to the extent set forth in the Agreement. Unless otherwise defined herein, all capitalized terms used in this Bill of Sale and Assignment shall have the meanings attributed to them in the Agreement. Seller acknowledges that Home Savings does not assume and shall have no liability for any debts, liabilities or obligations of Seller of any kind whatsoever except as specifically set forth in the Agreement or in any other writing executed by Home Savings.

     Seller does hereby covenant with Home Savings and its successors and assigns that it is lawfully seized of the foregoing properties and assets, that it holds the foregoing properties and assets free and clear of all liens, claims, encumbrances, security interests, pledges, leases, equities, conditional sales contracts, charges, restrictions and chattel mortgages of any kind whatsoever, that it has good title to, and good and lawful authority to convey, the foregoing properties and assets, and that it will protect and defend Home Savings' right, title and interest in and to such properties and assets.

     This Bill of Sale and Assignment has been duly executed by Seller as of the ______ day of __________, 1994.

                                      FIDELITY FEDERAL BANK, FSB


                                      By: ___________________________
                                          [Name]
                                          [Title]

                                   EXHIBIT H

                              GENERAL ASSIGNMENT
                              ------------------

     For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Fidelity Federal Bank, FSB ("Seller") does hereby assign, grant, sell, transfer, convey and deliver to HOME SAVINGS OF AMERICA, FSB ("Home Savings"), in accordance with that Purchase of Assets and Liability Assumption Agreement dated as of July 19, 1994 by and between Seller and Home Savings (the "Agreement"), all of Seller's right, title and interest in, under and to any and all guaranties, warranties and other rights, whether express or implied, issued or made in connection with or related to the acquisition, development, construction, operation, maintenance and/or repair of the ____________________ Branches, the improvements or real property which are the subject of the ______________________ Branches or the Branch Leases, or any portion thereof, or any personal property located thereon or used in connection therewith, including, among other things, any warranty covering any machinery and any mechanical, electrical, HVAC or plumbing system used in the operation of the ______________________ Branches.

     Unless otherwise defined herein, all capitalized terms used in this General Assignment shall have the meanings attributed to them in the Agreement. This General Assignment has been duly executed by Seller as of ____________ __, 1994.


                                                 FIDELITY FEDERAL BANK, FSB



                                                 By:
                                                    ----------------------------
                                                    [Name]
                                                    [Title]

                                   EXHIBIT I

                       CERTIFICATE OF NON-FOREIGN STATUS
                       ---------------------------------

     Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 18805 of the California Revenue and Taxation Code provide that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Home Savings of America, FSB, a federal savings bank ("Transferee"), that the withholding of taxes is not required upon the disposition of U.S. real property interests by Fidelity Federal Bank, FSB, a ______________________________ ("Transferor"), the undersigned hereby certifies the following on behalf of Transferor;

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2. Transferor's U.S. employer identification number is ___________________________________; and

     3.  Transferor's office address is ____________________________________.

     Transferor understands that (i) this certificate may be disclosed to the Internal Revenue Service by Transferee, and that any false statement contained herein could be punished by fine, imprisonment, or both, and (ii) Transferee is relaying on this certificate in determining whether withholding is required upon the transfer of certain real property interests situated in the County of Orange, California to Transferee by Transferor.

     Under penalties of perjury, I declare that I have examined this certification, and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

                                            TRANSFEROR

                                            FIDELITY FEDERAL BANK, FSB

                                            By: ____________________________

                                            Its: ___________________________

                                   EXHIBIT J

                         OPINION OF COUNSEL TO SELLER
                         ----------------------------

     At the Closing Jeffer, Mangels, Butler & Marmaro, or such other counsel as is reasonably satisfactory to Home Savings, shall deliver an opinion substantially as to the following matters, subject to customary limitations and its reliance upon certificates of public officials and officers of Seller, as to matters of fact, and opinions of counsel reasonably satisfactory to Home Savings, as to matters of law:

      1. Seller is a California state chartered savings and loan association duly organized, validly existing, and in good standing under the laws of California, and it has the requisite corporate power and authority to execute, deliver and perform the Agreement. Seller is duly authorized to conduct a savings and loan business, is a member in good standing of the Federal Reserve Bank of San Francisco, and is duly authorized to operate each of the Branches.

      2. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby by Seller have been duly and validly authorized and approved by all requisite corporate action. The Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of federally chartered savings banks and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

      3. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby will not conflict with any of the provisions of the charter, bylaws or other governing instruments of Seller; or violate any applicable laws, orders or regulations; or, to the best knowledge of such counsel, conflict with or result in a breach of any judgment, order, decree or ruling to which Seller is a party, or by which it or any of its property is bound, or any injunction of any court or governmental authority to which it or any of its property is subject, or any material agreement to which it is a party or by which any of its property is affected, or require the affirmative consent or approval of any governmental or nongovernmental third party (other than as expressly contemplated in the Agreement).

      4. To the best knowledge of such counsel, there are no actions, suits, claims, proceedings or investigations pending or threatened against Seller that
(a) question the validity of or otherwise challenge the Agreement, (b) seek to restrain, enjoin or prevent the consummation of the transactions contemplated by the Agreement, (c) might result in rescission of the Agreement or the transactions contemplated thereby, or (d) affect any of the Assets or Liabilities being transferred to Home Savings pursuant to the terms of the Agreement.

      5. All applicable consents, approvals and authorizations of any federal or state governmental authority or agency required for the execution, delivery and performance by Seller of the Agreement and the consummation by it of the transactions contemplated thereby have been obtained, all applicable waiting periods have expired and all conditions in such approvals that are required to be satisfied prior to the Closing have been satisfied.

                                   EXHIBIT K

                             ASSUMPTION AGREEMENT
                             --------------------

      FOR VALUE RECEIVED, HOME SAVINGS OF AMERICA, FSB ("Home Savings"), a federal savings bank, has executed and delivered this Assumption Agreement ("Assumption Agreement") to Fidelity Federal Bank, FSB ("Seller"), a federal savings bank, pursuant to the terms of that certain Purchase of Assets and Liability Assumption Agreement dated as of the 14th day of July, 1994 ("Agreement"). Unless otherwise defined herein, all capitalized terms used in this Assumption Agreement shall have the meanings attributed to them in the Agreement.

      Home Savings hereby assumes all obligations of Seller arising after the close of business on the date hereof under the Account Loans, the Transaction Account Loans, the Safe Deposit Business and the Assumed Contracts. In addition, with respect to the Deposits assumed pursuant to Section 1.2 of the Agreement, Home Savings hereby assumes and agrees to pay the liability of Seller to pay to each account holder whose account is included within the Deposits the principal amount of such account holder's deposits plus interest accrued thereon through the date hereof, to the extent such sums are included and reflected on final
Schedule 2.6. Notwithstanding anything contained herein which may be or appear to be to the contrary, Home Savings does not hereby assume and shall have no liability for any debts, liabilities or obligations of Seller of whatsoever kind or nature other than as specifically set forth herein.

      This Assumption Agreement shall not create in any third parties (including, but not limited to, deposit account holders or borrowers): (a) any rights or remedies against Home Savings which such parties did not have against Seller prior to the execution and delivery of this Assumption Agreement with respect to the debts, liabilities or obligations specifically assumed herein; or
(b) any claims against Home Savings with respect to any liability of Seller under the Account Loans, the Transaction Account Loans, the Assumed Contracts, or the Branch Leases arising on or prior to the close of business on the date hereof; or (c) any claims against Home Savings with respect to any account included within the Deposits, other than for payment of principal and accrued interest as of the close of business on the date hereof, to the extent such sums are included and reflected in final Schedule 2.6; or (d) any claims against Home Savings with respect to any deposit not fully and accurately reflected in
Schedule 2.6; or (e) any claims against Home Savings with respect to the Account Loans or the Transaction Account Loans, other than for the administration thereof after the date hereof.

      IN WITNESS WHEREOF, Home Savings and Seller have caused this Assumption Agreement to be signed by their duly authorized officers as of the _____ day of _______, 1994.

FIDELITY FEDERAL BANK, FSB           HOME SAVINGS OF AMERICA, FSB


BY: ______________________           BY: ________________________
     [NAME]                                 [NAME]
     [TITLE]                                [TITLE]

                                   EXHIBIT L

                              RETIREMENT ACCOUNT
                              TRANSFER AGREEMENT
                              ------------------

     This Agreement (the "Transfer Agreement") is made between Fidelity Federal Bank, FSB, a federal savings bank ("Resigning Trustee") and Home Savings of America, FSB, a federal savings bank ("Successor Trustee"). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.

                                   RECITALS
                                   --------

     A. Resigning Trustee has served as trustee with respect to certain retirement accounts (collectively, the "Plans"), included within the Purchase of Assets and Liability Assumption Agreement made and entered into as of the ______ day of __________, 1994 by and between Resigning Trustee and Successor Trustee (the "Agreement"), the funds of which are domiciled at the Branches (as defined in the Agreement).

     B. Pursuant to the Agreement, Successor Trustee is acquiring from Resigning Trustee certain Deposits, including Deposits holding funds of the Plans.

     C. In connection with the acquisition of such Deposits, Successor Trustee will succeed to the trusteeship of the Plans and become successor trustee in the place Resigning Trustee.

     D. The parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the parties with regard thereto.

     E. Execution of this Transfer Agreement is an element of the consideration for the execution by the parties of the Agreement and a condition to closing thereunder.

                              TRANSFER AGREEMENT
                              ------------------

     Now, therefore, in consideration of premises stated, above, the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

     1.1 As of 5:00 p.m. on the Closing Date, or such other date and time as the parties may fix (the "Transfer Date"), the Resigning Trustee shall assign, transfer and deliver to the

Successor Trustee as set forth in the Agreement, funds and Deposits, domiciled in Resigning Trustee's Branches. Furthermore, at least thirty (30) days prior to the Closing Date, the Resigning Trustee shall request the league to remove it as trustee of the Plans it is transferring and appoint the Successor Trustee effective as of the Transfer Date.

     1.2 At least thirty (30) days prior to the Transfer Date, Seller will notify participants of its Plans of its resignation as trustee and appointment of Home Savings as Successor Trustee; Home Savings shall follow with a letter to participants of such plans accepting the successor trusteeship.

     1.3 After the Transfer Date, the Successor Trustee shall not accept any new plans naming the Resigning Trustee as trustee, nor shall the Successor Trustee use any advertising, materials, plan documents, or any other printed matter referring to the Resigning Trustee as trustee of any retirement accounts.

     1.4 The Resigning Trustee shall prepare and file all required year-end reports for all activity under the Plans transferred to Successor Trustee, including but not limited to IRS form 1099R and IRS form 5498 for the portion of the calendar year 1994 to and including the Transfer Date. The Successor Trustee shall prepare and file such reports, where applicable, for the balance of the calendar year 1994 and thereafter, so long as the Successor Trustee remains as the trustee. It is further agreed that the Resigning Trustee and Successor Trustee will each report their portion of withholding for such plans to the appropriate state and federal agencies.

     1.5 In the event that the Resigning Trustee receives after the Transfer Date, any documents, correspondence or other written materials relating to the Plans transferred to Successor Trustee, the Resigning Trustee will promptly forward such items to the Successor Trustee with a written explanation of such items. The Resigning Trustee agrees to answer reasonable inquiries from the Successor Trustee pertaining to the Plans and any pending transactions or items received after the Transfer Date.

     1.6 The Resigning Trustee will waive any and all rights to collect the trustee fee for 1994.

     1.7 On the Transfer Date the Resigning Trustee shall deliver to the successor Trustee all original or legible certified copies of (i) all documents executed by the depositors of the Plans to be transferred to Successor Trustee, including but not limited to all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow the Successor

Trustee to administer and conduct business with respect to such Plans.

          1.8 No later than the Transfer Date the Resigning Trustee agrees to provide the Successor Trustee, with a complete and up-to-date listing of:

               (a) any and all participants of the Plans transferred to Successor Trustee that have reached age 70 1/2 by 1994, and prior year balances required for calculations of mandatory distributions;

               (b) any or all Plans at Resigning Trustee's Branches receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms;

               (c) any and all Plans on the Resigning Trustee's system on deposit at the Branches;

               (d) any and all Plans at the Resigning Trustee's Branches currently not exempted from either federal tax withholding or state withholding, or both, and current filing status for each participant where withholding may apply; and

               (e) any and all Plans at Resigning Trustee's Branches where the Plan participant has died, the date of death (if known) and a legible copy of the death certificate when available.

          1.9 The Resigning Trustee agrees that, prior to the Transfer Date, it shall make any an all of the following payments or take any and all of the following actions, each as required to be made or taken prior to the Transfer
Date:

               (a) distribute all scheduled 1994 mandatory minimum distribution payments;

               (b)  complete all scheduled or pending transfers; and

               (c) distribute all scheduled periodic and non-periodic distributions.

          1.10 The Successor Trustee agrees to indemnify and hold harmless the Resigning Trustee from (i) any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Resigning Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of the Successor Trustee's failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by the Successor Trustee results in disqualification of any Plan acquired from the Resigning Trustee.

     1.11 The Resigning Trustee agrees to indemnify and hold harmless the Successor Trustee, its affiliates and successors from any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Successor Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of any act, omission, or breach of fiduciary obligation by the Resigning Trustee prior to or on the Transfer Date or in fulfillment of its obligations under this Transfer Agreement.

     1.12 If any action or proceeding is brought by either party against the other pertaining to or arising out of this Transfer Agreement, the final prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred on account of such action or proceeding.

     1.13 This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument.

Executed this ____ day of __________________, 1994.

FIDELITY FEDERAL BANK, FSB                    HOME SAVINGS OF AMERICA, FSB

By: ____________________________              By: ____________________________

Its: ___________________________              Its: ___________________________

                                   EXHIBIT M

                      OPINION OF COUNSEL TO HOME SAVINGS
                      __________________________________

(To be provided at the Closing by Munger, Tolles & Olson or such other counsel as is reasonably satisfactory to Seller, in substantially the following form:)

                                    [Date]

Fidelity Federal Bank, FSB

Ladies and Gentlemen:

     We have acted as counsel to Home Savings of America, FSB ("Home Savings"), a federal savings bank, in connection with the preparation of the Purchase of Assets and Liability Assumption Agreement by and between Home Savings and Seller dated as of July 19, 1994, and the closing of the transactions described therein. This Opinion Letter is provided to you pursuant to Section 10.4(c) of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Agreement or the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), respectively. In the event of any inconsistency between the definition of any such term in the Agreement and the Accord, the definition set forth in the Accord shall govern.

     This Opinion Letter is governed by, and is to be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter is to be read in conjunction therewith.

     This Opinion Letter is also governed by, and is to be interpreted in accordance with, the "California Provisions" as defined in the Business Law
                                                               ------------
Section of the State Bar of California Report on the Third-Party Legal Opinion
- - ------------------------------------------------------------------------------
Report of the ABA Section of Business Law (dated May 1992), and is therefore
- - ----------------------------------------------------------
subject to a number of additional qualifications, exceptions, and understandings, all as more particularly described in the California Provisions, and this Opinion Letter is to be read in conjunction therewith as well.

     The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of California.

     Based upon and subject to the foregoing, we are of the opinion that:

     1.   The Agreement is enforceable against Home Savings.

     2. The execution and delivery by Home Savings of, and the performance by Home Savings of its agreement in, the Agreement, do not (i) violate any of the provisions of the Constituent Documents of Home Savings, or (ii) violate any applicable provisions of statutory law or regulation.

     3. To our Actual Knowledge, all applicable and material consents, approvals and authorizations of any federal or state governmental authority or agency required for the execution and delivery by Home Savings of, and the performance of its agreements in, the Agreement, have been obtained, subject to the satisfaction of the conditions set forth in that certain letter dated __________, 1994 from the Office of Thrift Supervision to Home Savings that are required to be satisfied after the Closing.

      We hereby confirm to you that there is no action, suit or proceeding pending or overtly threatened in writing against Home Savings of which we have Actual Knowledge, before any court or arbitrator, or any governmental body, or agency, that (i) questions the validity of or otherwise challenges the Agreement or seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by the Agreement, or (ii) might result in rescission thereof.

                                  EXHIBIT M-1


                                    [Date]

Fidelity Federal Bank, FSB

Ladies and Gentlemen:

     I am [Senior Counsel] for Home Savings of America, FSB ("Home Savings"). You have requested my opinion in connection with the Purchase of Assets and Liability Assumption Agreement by and between Home Savings and Seller dated as of July 19, 1994, and the closing of the transactions described therein. This Opinion Letter is provided to you pursuant to Section 10.4(c) of the Agreement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord.

     This Opinion Letter is also governed by, and shall be interpreted in accordance with, the "California Provisions" as defined in the Business Law
                                                               ------------
Section of the State Bar of California Report on the Third-Party Legal
- - ----------------------------------------------------------------------
Opinion Report of the ABA Section of Business Law (dated May 1992), and is
- - ------------------------------------------------------------------
therefore subject to a number of additional qualifications, exceptions, and understandings, all as more particularly described in the California Provisions, and this Opinion Letter should also be read in conjunction therewith.

     The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Law of the State of California. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord.

     Based upon and subject to the foregoing, I am of the opinion that:

     To the Opinion Giver's Actual Knowledge, the execution and delivery by Home Savings of, and performance of its agreements in, the Agreement and the instruments and documents it is responsible for delivering at Closing pursuant to Section 10.4

                                     M-1-3
of the Agreement, do not (i) breach or otherwise violate any existing obligation of Home Savings under any Court Order, or (ii) breach, or result in a default under, any existing obligation of Home Savings under any material agreement to which it is a party or by which any of its property is bound.

                                     M-1-4

                                   EXHIBIT N

                          FIDELITY FEDERAL BANK, FSB
                     CHIEF FINANCIAL OFFICER'S CERTIFICATE
                     -------------------------------------

     The undersigned, _________________________. hereby certifies that [he/she] is the duly elected Chief Financial Officer of Fidelity Federal Bank, FSB ("Seller"), a federal savings bank, and as such delivers this certificate pursuant to Section 10.5(a) of the Purchase of Assets and Liability Assumption Agreement (the "Agreement") dated as of July 19, 1994 by and between Seller and Home Savings of America, FSB ("Home Savings"), a federal savings bank, and further certifies that the final Schedules 2.6, 2.7, 2.8 and the final Schedule 1.4(c) delivered this date are each true and correct as of the close of business on the Closing Date.

     All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate the __ day of __________, 1994.

                                                   FIDELITY FEDERAL BANK, FSB



                                                   By:__________________________
                                                      [Name]
                                                      Chief Financial Officer

                                   EXHIBIT O

                         HOME SAVINGS OF AMERICA, FSB

                          FIDELITY FEDERAL BANK, FSB

                          FINAL SETTLEMENT STATEMENT
                          --------------------------

     This Final Settlement Statement is provided by Fidelity Federal Bank, FSB ("Seller") pursuant to the terms of that certain Purchase of Assets and Liability Assumption Agreement dated as of July 19, 1994 by and between Home Savings of America, FSB and Seller (the "Agreement"). Unless otherwise defined, all capitalized terms used in this Final Settlement Statement shall have the meanings attributed to them in the Agreement.

                      Calculation of Final Purchase Price
                      -----------------------------------

                                      I.

A.  Deposits (as reflected on final
    Schedule 2.6)                                          $
                                                            ===========

B.  Purchase Price equals the sum of:

       Net Book Value of Personal Property
       as reflected on final Schedule 2.7                  $
                                                            -----------

       Aggregate Principal Amount of Account
       Loans and Transaction Account Loans
       as reflected on final Schedule 2.8                  $
                                                            -----------

       Cash on Hand as reflected on final
       Schedule 1.4                                        $
                                                            -----------

       Deposit Premium (Core Deposits as
       reflected on updated Schedule 2.6
       ($       ) multiplied by 2.15%)                     $
         -------                                            -----------

    Purchase Price                                         $
                                                            ===========

C.  Net Lease Deposits as calculated pursuant
    to Section 10.2 of the Agreement                       $
                                                            ===========

D.  FDIC Insurance Premium as calculated
    pursuant to Section 10.2 of the Agreement              $
                                                            ===========

E.  Net expenses, taxes, rental, charges etc.
    to be prorated between the parties pursuant
    to Section 14.3 of the Agreement and not
    otherwise reflected herein (supporting
    documents attached)                                    $
                                                            ===========

F.  Advance Safe Deposit Rentals as
    calculated pursuant to Section 10.2
    of the Agreement                                       $
                                                            ===========

                                      II.

Deposits                                                   $
                                                            -----------

less Purchase Price                                        $
- - ----                                                        -----------

less Net Lease Deposits                                    $
- - ----                                                        -----------

less FDIC Insurance Premium                                $
- - ----                                                        -----------

less or plus net amount of expenses, taxes, etc.
- - ----    ----
prorated between the parties                               $
                                                            -----------

plus Advance Safe Deposit Rentals                          $
- - ----                                                        -----------

equals Final Payment                                       $
- - ------                                                      ===========

Cash Payment (paid on Closing Date)                        $
                                                            ===========

                                     III.

Amount Final Payment exceeds Cash Payment                  $
                                                            -----------

plus interest as calculated pursuant to
- - ----
Section 10.5 (c) of the Agreement                          $
                                                            -----------

equals wire transfer amount to be paid to
- - ------
Home Savings by Seller                                     $
                                                            -----------

        OR
        --

Amount Cash Payment exceeds Final Payment                  $
                                                            -----------

plus interest as calculated pursuant to
- - ----
Section 10.5 (c) of the Agreement                          $
                                                            -----------

equals wire transfer amount to be paid to
- - ------
Seller by Home Savings                                     $
                                                            -----------



                                      O-2